UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SERES THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Seres Therapeutics, Inc.
PROXY STATEMENT
Annual Meeting of Stockholders June 22, 2023 8:00 a.m. Eastern Time

PRELIMINARY PROXY MATERIALS

SUBJECT TO COMPLETION, DATED APRIL 14, 2023

SERES THERAPEUTICS, INC.

200 SIDNEY STREET – 4TH FLOOR

CAMBRIDGE, MASSACHUSETTS 02139

[ ], 2023

To Our Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Seres Therapeutics, Inc. at 8:00 a.m. Eastern time, on Thursday, June 22, 2023 (the “Annual Meeting”). As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, the Annual Meeting will be held entirely online again this year. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MCRB2023.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who Can Attend the 2023 Annual Meeting of Stockholders?” on page 3 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting webcast, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. You may also vote online during the Annual Meeting. Instructions on how to vote during the meeting will be available at www.virtualshareholdermeeting.com/MCRB2023.

Thank you for your support.

Sincerely,

Eric D. Shaff

President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Proxy Statement	1
Proposals	1
Recommendations of the Board	1
Information About This Proxy Statement	2

Questions and Answers About the 2023 Annual Meeting of Stockholders	3

Proposals to be Voted On	7
Proposal 1: Election of Directors	7
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	11
Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers	12
Proposal 4: Approval of an Amendment to Our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock	13
Proposal 5: Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4	15

Report of the Audit Committee of the Board of Directors	16

Independent Registered Public Accounting Firm Fees and Other Matters	17

Executive Officers	18

Corporate Governance	19
General	19
Board Composition	19
Director Independence	19
Director Candidates	19
Communications from Stockholders	20
Board Leadership Structure and Role in Risk Oversight	20
Environmental, Social and Corporate Governance Activities	21
Annual Board Evaluation	22
Code of Ethics	22
Anti-Hedging and Anti-Pledging Policy	22
Attendance by Members of the Board of Directors at Meetings	22

Committees of the Board	23
Audit Committee	23
Compensation and Talent Committee	24
Nominating and Corporate Governance Committee	24
Science and Clinical Development Committee	25

Executive Compensation	26
General	26
Details of Our Compensation Program	26
Compensation Committee Report	32
Executive Compensation Table	33
Employment Agreements	35
Chief Executive Officer Pay Ratio	34
Pay Versus Performance	37

Director Compensation	40
2022 Director Compensation Table	40

Equity Compensation Plan Information	42

Security Ownership of Certain Beneficial Owners and Management	43

Delinquent Section 16(a) Reports	45

Certain Relationships	46

Compensation and Talent Committee Interlocks and Insider Participation	49

Stockholders’ Proposals	50

Other Matters	51

Solicitation of Proxies	52

Seres’ Annual Report on Form 10-K	53

Notice of Annual Meeting of Stockholders

To Be Held Thursday, June 22, 2023

SERES THERAPEUTICS, INC.

200 SIDNEY STREET – 4TH FLOOR

CAMBRIDGE, MASSACHUSETTS 02139

The Annual Meeting of Stockholders (the “Annual Meeting”) of Seres Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 8:00 a.m. Eastern time on Thursday, June 22, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MCRB2023 and entering your 16-digit control number included on your Notice of Internet Availability of Proxy Materials (“Internet Notice”), your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

1.
To elect Stephen A. Berenson, Richard N. Kender, and Claire M. Fraser, Ph.D. as Class II Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;
2.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.
To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4.
To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, par value $0.001 per share (our "Common Stock") from 200,000,000 to 240,000,000;
5.
To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4; and
6.
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our Common Stock as of the close of business on April 24, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. To participate in the Annual Meeting, including to vote via the Internet, you will need the 16-digit control number included on your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials. A complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for a purpose germane to the meeting by sending an email to info@serestherapeutics.com, stating the purpose of the request and providing proof of ownership of our Common Stock for a period of ten days prior to the Annual Meeting and will also be available on the bottom of your screen during the Annual Meeting after entering your 16-digit control number. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting webcast, we urge you to vote your shares via the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Thomas J. DesRosier

Secretary

Cambridge, Massachusetts

[ ], 2023

Proxy Statement

SERES THERAPEUTICS, INC.

200 SIDNEY STREET – 4TH FLOOR

CAMBRIDGE, MASSACHUSETTS 02139

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Seres Therapeutics, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 22, 2023 (the “Annual Meeting”), at 8:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ MCRB2023 and entering your 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Internet Notice”), on your proxy card or on the instructions that accompanied your proxy materials. Holders of record of shares of our common stock (our “Common Stock”), as of the close of business on April 24, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were [ ] shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and our Annual Report to Stockholders for the year ended December 31, 2022 (the “2022 Annual Report”) will be released on or about April 25, 2023 to our stockholders on the Record Date.

In this proxy statement, “Seres”, “Company”, “we”, “us”, and “our” refer to Seres Therapeutics, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 22, 2023

This Proxy Statement and our 2022 Annual Report to Stockholders are available at http://www.proxyvote.com/.

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

•
Proposal 1: To elect Stephen A. Berenson, Richard N. Kender, and Claire M. Fraser, Ph.D. as Class II Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;
•
Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•
Proposal 3: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
•
Proposal 4: To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 240,000,000;
•
Proposal 5: To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4; and
•
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the Notice of Annual Meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder of record on the Record Date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting. As of the date of this proxy statement, we know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

Our Board of Directors (the “Board of Directors” or the “Board”) recommends that you vote your shares of Common Stock as indicated below. If you return a properly completed proxy card, or vote your shares by Internet, your shares will be voted on your behalf as you direct. If not otherwise specified, shares of Common Stock represented by proxies will be voted, and the Board of Directors recommends that you vote:

•
FOR the election of Stephen A. Berenson, Richard N. Kender, and Claire M. Fraser, Ph.D. as Class II Directors;
•
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•
FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers;
•
FOR the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 to 240,000,000; and
•
FOR the approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you Received this Proxy Statement. You are viewing or have received these proxy materials because our Board is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and our 2022 Annual Report available to our stockholders electronically via the Internet. On or about [ ], 2023, we intend to commence mailing to our stockholders an Internet Notice containing instructions on how to access this proxy statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us and banks, brokers, or other agents to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we and certain banks, brokers, or other agents have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers about the 2023 Annual Meeting of Stockholders

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 24, 2023. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were [ ] shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a "Record Holder" and holding shares in "Street Name"?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in "Street Name"?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name” and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person, or by remote communication, or represented by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the 2023 Annual Meeting of Stockholders?

You may attend the Annual Meeting online only if you are a Seres stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/ MCRB2023.

The meeting webcast will begin promptly at 8:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:55 a.m. Eastern Time, and you should allow sufficient time for the check-in procedures.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your bank or broker holds your shares in street name, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Why hold a virtual meeting?

We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. Stockholders will have the same rights and opportunities to participate as they would have at an in-person meeting.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders present in person, or by remote communication, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

What does it mean if I receive more than one internet notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning each enclosed proxy card in the enclosed envelope.

How do I vote?

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically. Your most recent proxy card or Internet proxy is the one that is counted.

Stockholders of Record. If you are a stockholder of record, you may vote:

•
By Internet before the Annual Meeting—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•
By Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•
Electronically at the Annual Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the Annual Meeting.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 21, 2023 (other than the voting that occurs during the Annual Meeting). To participate in the Annual Meeting, including to vote via the Internet, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•
by submitting a duly executed proxy bearing a later date;
•
by granting a subsequent proxy through the Internet;
•
by giving written notice of revocation to the Secretary of Seres prior to the Annual Meeting; or
•
by voting online during the Annual Meeting.

Your most recent proxy card or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online during the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online during the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who Can Attend the 2023 Annual Meeting of Stockholders?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•
irrelevant to the business of the Company or to the business of the Annual Meeting;
•
related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•
related to any pending, threatened or ongoing litigation;
•
related to personal grievances;
•
derogatory references to individuals or that are otherwise in bad taste;
•
substantially repetitious of questions already made by another stockholder;
•
in excess of the two question limit;
•
in furtherance of the stockholder’s personal or business interests; or
•
out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who Can Attend the 2023 Annual Meeting of Stockholders?”.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors’ recommendations are indicated on page 1 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Approval, on an Advisory (Non- Binding) Basis, of the Compensation of Our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively.	Abstentions and broker non-votes will have no effect.
Proposal 4: Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock	The affirmative vote of the holders of a majority of the stock of the Company entitled to vote at the Annual Meeting.	Abstentions will have the same effect as votes against. We do not expect any broker non-votes on this proposal.
Proposal 5: Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4	The affirmative vote of the holders of a majority of voting power of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

What is an abstention and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” with respect to the other proposals, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors (Proposal 1), abstentions will have the same effect as a vote against the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock (Proposal 4), and abstentions have no effect on the other proposals (Proposals 2, 3, and 5).

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 2), the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock (Proposal 4), and the approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4 (Proposal 5) without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors (Proposal 1) and the approval on an advisory (non-binding) basis of the compensation of our named executive officers (Proposal 3). Those items for which your broker cannot vote result in broker non-votes if you do not provide your broker with voting instructions on such items. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the 2023 Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

Proposals to be Voted On

PROPOSAL 1

Election of Directors

At the Annual Meeting, three (3) Class II Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2026 and until such director’s successor is elected and qualified.

We currently have ten (10) directors on our Board, including four (4) current Class II Directors. Our current Class II Directors are Stephen A. Berenson, who has served on our Board since December 2019, Richard N. Kender, who has served on our Board since October 2014, Claire M. Fraser, Ph.D., who has served on our Board since January 2023, and Meryl S. Zausner, who has served on our Board since August 2018. The Board has nominated each of Stephen A. Berenson, Richard N. Kender, and Claire M. Fraser, Ph.D., for election as Class II Directors at the Annual Meeting. Meryl S. Zausner is not standing for re-election at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal. Our Board has approved a reduction in its size from ten to nine directors, effective upon the completion of the Annual Meeting.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The members of the classes are divided as follows:

•
the Class I Directors are Dennis A. Ausiello, M.D., Willard H. Dere, M.D., and Eric D. Shaff, and their term will expire at the 2025 Annual Meeting of Stockholders;
•
the Class II Directors are Stephen A. Berenson, Richard N. Kender, Claire M. Fraser, Ph.D., and Meryl S. Zausner, and their term will expire at the Annual Meeting, and if elected, the subsequent term for Stephen A. Berenson, Richard N. Kender, and Claire M. Fraser, Ph.D., will expire at the 2026 Annual Meeting of Stockholders; and
•
the Class III Directors are Grégory Behar, Paul R. Biondi, and Kurt C. Graves, and their term will expire at the 2024 Annual Meeting of Stockholders.

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors. There are no family relationships among any of our executive officers or directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class II Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by our Board of Directors or our Board of Directors may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the election of the below Class II Director nominees.

DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Name	Age	Served as a Director Since	Position with Seres	Class and Year Term Ending
Director Nominees
Stephen A. Berenson	62	2019	Chairman of the Board of Directors	Class II (Subsequent Term Ending 2026 if elected at the Annual Meeting)
Richard N. Kender	67	2014	Director	Class II (Subsequent Term Ending 2026 if elected at the Annual Meeting)
Claire M. Fraser, Ph.D.	67	2023	Director	Class II (Subsequent Term Ending 2026 if elected at the Annual Meeting)
Continuing Directors
Dennis A. Ausiello, M.D.	77	2015	Director	Class I (Term Ending 2025)
Willard H. Dere, M.D.	69	2017	Director	Class I (Term Ending 2025)
Eric D. Shaff	47	2019	President, Chief Executive Officer and Director	Class I (Term Ending 2025)
Grégory Behar	53	2014	Director	Class III (Term Ending 2024)
Paul R. Biondi	53	2020	Director	Class III (Term Ending 2024)
Kurt C. Graves	55	2015	Director	Class III (Term Ending 2024)

The principal occupations and business experience, for at least the past five years, of each Director (including the Class II Director nominees) are as follows:

STEPHEN A. BERENSON	Age 62

Stephen A. Berenson has served as Chairman of our Board of Directors since December 2019 and as a member of our Board of Directors since August 2019. Mr. Berenson has been a Managing Partner at Flagship Pioneering, a life sciences innovation firm which conceives, creates, resources and develops first-in-category bioplatform companies, since June 2017. Prior to Flagship, Mr. Berenson spent 33 years in various roles as an investment banker at J.P. Morgan, most recently serving in the role of Vice Chairman of Investment Banking from 2005 to April 2017, where he focused on providing high-touch strategic advice and complex transaction execution to leading companies across all industries globally. He was co-founder of J.P. Morgan’s Global Strategic Advisory Council and co-founder of the firm’s Board Initiative. Mr. Berenson has served as chairman of the board of directors of Cellarity, a privately held company, since July 2021, and has served on the boards of directors of Moderna, Inc. since October 2017 and Repertoire Immune Medicines, a privately held company, since May 2021. Mr. Berenson received an S.B. in Mathematics from the Massachusetts Institute of Technology. We believe that Mr. Berenson is qualified to serve on our Board of Directors because of his extensive experience working with rapidly-growing companies across various industries.

RICHARD N. KENDER	Age 67

Richard N. Kender has served as a member of our Board of Directors since October 2014. From October 1978 to September 2013, Mr. Kender held positions in a variety of corporate areas at Merck & Co., Inc., or Merck, a pharmaceutical company, most recently serving as Senior Vice President of Business Development and Corporate Licensing. Mr. Kender has served on the boards of directors of Poxel S.A. since March 2015 and Bicycle Therapeutics PLC since July 2019. He previously served on the boards of directors of INC Research Holdings, Inc. between December 2014 and August 2017, Abide Therapeutics, Inc., a privately held company, between December 2015 and May 2019, and ReViral Ltd., a privately held company, from November 2019 to June 2022. Mr. Kender received a B.S. in Accounting from Villanova University and an M.B.A. from Fairleigh Dickinson University. We believe Mr. Kender is qualified to serve on our Board of Directors because of his finance experience and knowledge of the biotechnology industry.

CLAIRE M. FRASER, PH.D.	Age 67

Claire M. Fraser, Ph.D., has served as a member of our Board of Directors since January 2023. Since 2007, Dr. Fraser has been the director of the Institute for Genome Sciences and a Professor of Medicine and Microbiology and Immunology at the University of Maryland School of Medicine in Baltimore, Maryland. From 1998 to 2007, she served as president and director of The Institute for Genomic Research, a not-for-profit research organization engaged in human and microbial genomics studies. Dr. Fraser has served on the board of directors of Becton, Dickinson, and Company since 2006, and previously served as the Chair of the Board and a director of the American Association for the Advancement of Science. Dr. Fraser received her bachelor’s degree in Biology from Rensselaer Polytechnic Institute and her Ph.D. in Pharmacology from State University of New York-Buffalo. We believe Dr. Fraser is qualified to serve on our Board of Directors due to her extensive academic experience and her knowledge of the microbiome industry.

DENNIS A. AUSIELLO, M.D.	Age 77

Dennis A. Ausiello, M.D., has served as a member of our Board of Directors since April 2015. Dr. Ausiello has served as the Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School and Director, Emeritus of Harvard Medical School’s M.D./Ph.D. Program since 1996, Chair of Medicine, Emeritus, and Director of the Center for Assessment Technology and Continuous Health (CATCH) at Massachusetts General Hospital, which he co-founded, since 2012, and Physician-in-Chief Emeritus at Massachusetts General Hospital since 2013. From 1996 to April 2013, Dr. Ausiello served as the Chief of Medicine at Massachusetts General Hospital. Dr. Ausiello is a member of the Institute of Medicine of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Ausiello has served on the board of directors of Alnylam Pharmaceuticals since April 2012 and previously served on the board of directors of Pfizer Inc. from 2006 to 2020, where he currently serves on the advisory board since 2019. Dr. Ausiello also serves on the boards of directors of numerous privately held companies. Dr. Ausiello received a B.A. in Biochemistry from Harvard College and an M.D. from the University of Pennsylvania. We believe that Dr. Ausiello is qualified to serve on our Board of Directors because of his extensive experience as a physician and as a director of pharmaceutical companies.

WILLARD H. DERE, M.D.	Age 69

Willard H. Dere, M.D., has served as a member our Board of Directors since July 2017. Dr. Dere has been Professor Emeritus, Department of Internal Medicine, at the University of Utah School of Medicine since July 2022. Prior to retirement, and beginning in November 2014, Dr. Dere held multiple roles at the University of Utah Health Sciences Center, including Associate Vice President for Research, Co-Director of the Utah Clinical and Translational Science Institute, and Co-Director of the Center for Genomic Medicine. Prior to his professorship, from 2003 until 2014, Dr. Dere worked at Amgen, where he was Senior Vice President and head of Global Development, and led development programs in multiple therapeutic areas. From 1989 to 2014, he worked at Eli Lilly and led multiple development programs, and also worked in clinical pharmacology, regulatory affairs and safety. Dr. Dere has served on the boards of directors of BioMarin Pharmaceutical, Inc. since 2016 and Mersana Therapeutics, Inc. since 2018, and previously served on the boards of directors of Ocera Therapeutics and Radius Health. Dr. Dere received his B.A. in History and Zoology and M.D. from the University of California, Davis, completed his internal medicine residency training at the University of Utah, and his postdoctoral training in endocrinology and metabolism at the University of California, San Francisco. We believe Dr. Dere is qualified to serve on our Board of Directors due to his extensive academic experience and his knowledge of the biotechnology industry.

ERIC D. SHAFF	Age 47

Eric D. Shaff has served as our President and Chief Executive Officer and a member of our Board of Directors since January 2019. Previously, he served as our Chief Operating and Financial Officer and Executive Vice President from January 2018 until January 2019 and as our Chief Financial Officer from November 2014 until January 2019. From January 2012 to November 2014, Mr. Shaff was Vice President of Corporate Finance for Momenta Pharmaceuticals, or Momenta, a biotechnology company, where he helped manage Momenta’s accounting, finance, planning, and procurement functions, as well as contributing to Momenta’s investor relations efforts. Prior to Momenta, Mr. Shaff held a number of corporate development and finance positions with Genzyme Corporation, a biotechnology company, most recently as Vice President of Finance/Controller for the Personalized Genetic Health division. Mr. Shaff has served on the board of directors of Sigilon Therapeutics, Inc. since November 2017. Mr. Shaff received his B.A. from the University of Pennsylvania and his M.B.A. from Cornell University. We believe Mr. Shaff is qualified to serve on our Board of Directors because of his extensive business and finance experience and his knowledge of the biotechnology industry.

GRÉGORY BEHAR	Age 53

Grégory Behar has served as a member of our Board of Directors since December 2014. Mr. Behar has served as Chief Executive Officer of Nestlé Health Science, a business unit of Société des Produits Nestlé S.A., a health sciences company, since July 2014. From August 2011 to May 2014, Mr. Behar was President and Chief Executive Officer of

Boehringer Ingelheim Pharmaceuticals Inc. (USA), a pharmaceutical company. From 2010 to July 2011, Mr. Behar was Corporate Vice President Region NECAR (North European Union, Canada and Australasia) for Boehringer-Ingelheim GmbH, a pharmaceutical company. Mr. Behar has served on the boards of directors of Nestlé Health Science since July 2014, Axcella Health, Inc. since February 2016 and Sonova AG since April 2021 and previously served on the board of directors of Aimmune Therapeutics, Inc. from November 2016 until its acquisition in October 2020. Mr. Behar received his B.S. in Mechanical Engineering from the University of California, Los Angeles, an M.S. in Mechanical Engineering and Manufacturing from EPFL in Switzerland and an M.B.A. from INSEAD in France. We believe that Mr. Behar is qualified to serve on our Board of Directors because of his extensive business experience in the health sciences and pharmaceutical industries.

PAUL R. BIONDI	Age 53

Paul R. Biondi has served as a member of our Board of Directors since March 2020. Mr. Biondi is an Executive Partner and President of Pioneering Medicines at Flagship Pioneering, a life sciences innovation firm which conceives, creates, resources and develops first-in-category bioplatform companies, roles he has held since November 2019. Mr. Biondi joined Flagship Pioneering following a seventeen-year tenure at Bristol-Myers Squibb, or BMS, a pharmaceutical company, where he was most recently the Senior Vice President of Strategy and Business Development from October 2015 to November 2019. Prior to serving in the role of Senior Vice President of Strategy, from 2002 to 2015, Mr. Biondi held a series of other leadership roles within BMS’ Research and Development organization overseeing strategy, portfolio, and project management, as well as clinical and business operations. Mr. Biondi holds a bachelor’s degree from Dartmouth College and an M.B.A. from the J.L. Kellogg School of Management at Northwestern University. We believe that Mr. Biondi is qualified to serve on our Board of Directors because of his extensive experience in biopharmaceutical strategy and corporate development.

KURT C. GRAVES	Age 55

Kurt C. Graves has served as a member of our Board of Directors since November 2015. Mr. Graves has served as the Executive Chairman of i20 Therapeutics, Inc., a biotechnology company, since August 2021. Mr. Graves was previously the Chairman, President and Chief Executive Officer of Intarcia Therapeutics, Inc., a biotechnology company, from September 2010 to December 2020 and on its board of directors from August 2010 to December 2020. Previously, he served as Executive Vice President, Chief Commercial Officer and Head of Strategic Development at Vertex Pharmaceuticals Inc., or Vertex, from July 2007 to October 2009. Prior to joining Vertex, Mr. Graves held various leadership positions at Novartis Pharmaceuticals Corporation, or Novartis Corp., from 1999 to June 2007, including the Global General Medicines Business Unit Head and Chief Marketing Officer for the pharmaceuticals division of Novartis Corp. from September 2003 to June 2007. He served on the boards of directors of Radius Health, Inc. from May 2011 to March 2020, and Achillion Pharmaceuticals, Inc. from June 2012 to January 2020. Mr. Graves received a B.S. in Biology from Hillsdale College. We believe Mr. Graves is qualified to serve as a member of our Board of Directors because of his extensive experience in the life sciences industry, membership on various boards of directors and his leadership and management experience.

Board Diversity Matrix (as of [ ], 2023)
Board Size:
Total Number of Directors	10
	Female	Male	Non-Binary
Part I: Gender Identity
Directors	2	8	-
Part II: Demographic Background
Asian	-	2	-
White	2	7	-
Two or More Races or Ethnicities	-	1	-

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors (the “Audit Committee”) has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board of Directors has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2022. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of our Company.

VOTE REQUIRED

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

PROPOSAL 3

Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, we request that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Executive and Director Compensation” set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion.”

We believe that our compensation programs and policies for the year ended December 31, 2022 were an effective incentive for the achievement of our goals, aligned with stockholders’ interest and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Executive Compensation” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between Company and individual achievement.

This vote is merely advisory and will not be binding upon us, our Board of Directors or our Compensation and Talent Committee, nor will it create or imply any change in the duties of us, our Board of Directors or our Compensation and Talent Committee. The Compensation and Talent Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. At our 2022 Annual Meeting of Stockholders, approximately 98.5% of the votes cast on the “say-on-pay” proposal were voted “FOR” the proposal. The Board of Directors values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter.

At our 2021 Annual Meeting of Stockholders held on June 16, 2021, our stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, our board of directors determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at the 2024 Annual Meeting of Stockholders.

VOTE REQUIRED

The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers will require the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

PROPOSAL 4

Approval of an Amendment to Our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock

Our Restated Certificate of Incorporation currently authorizes the issuance of 200,000,000 shares of Common Stock, par value $0.001 per share. On March 29, 2023, our Board adopted a resolution to amend the Restated Certificate of Incorporation, subject to stockholder approval, by increasing the number of authorized shares of our Common Stock to 240,000,000 shares (the “Share Increase Amendment”). The additional 40,000,000 shares of Common Stock authorized for issuance pursuant to the proposed Share Increase Amendment would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock are not entitled to preemptive rights or cumulative voting.

The Share Increase Amendment will not affect the number of authorized shares of preferred stock of the Company, par value $0.001 per share, which is 10,000,000 shares. Currently, there are no shares of preferred stock issued and outstanding.

If our stockholders approve this proposal, then the first sentence of Article FOURTH of our Restated Certificate of Incorporation will be deleted and replaced in its entirety to read as follows:

“The total number of shares of all classes of stock that the Corporation shall have authority to issue is 250,000,000 shares, consisting of (a) 240,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).”

Purpose of Share Increase Amendment

Our Board believes it is in the best interests of the Company and our stockholders to increase our authorized shares of Common Stock in order to have additional shares available for use as our Board deems appropriate or necessary. As such, the primary purpose of the Share Increase Amendment is to provide the Company with greater flexibility with respect to managing its Common Stock in connection with such corporate purposes as may, from time to time, be considered advisable by our Board. These corporate purposes could include, without limitation, financing activities, public or private offerings of Common Stock, stock dividends or splits, conversions of convertible securities, issuance of options and other equity awards pursuant to our incentive plans, establishing a strategic relationship with a corporate collaborator and acquisition transactions. Having an increased number of authorized but unissued shares of Common Stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. Our Board will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

Effect of Approval of Proposed Amendment

The following table illustrates the effect the proposed Share Increase Amendment would have on the number of shares of Common stock available for issuance, if approved by our stockholders:

	As of April 13, 2023	Upon Effectiveness of Amendment
TOTAL AUTHORIZED SHARES OF COMMON STOCK	200,000,000	240,000,000
Outstanding shares of Common Stock	126,648,054	126,648,054
Shares of Common Stock authorized for future issuance under the Company’s incentive plans	3,613,495	3,613,495
Shares of Common Stock authorized for future issuance under the Company’s employee stock purchase plan	2,601,589	2,601,589
Shares of Common Stock subject to outstanding equity awards under the Company’s incentive plans	21,031,629	21,031,629
Total outstanding shares of Common Stock and shares of Common Stock Reserved	153,894,767	153,894,767
Unreserved shares of Common Stock available for issuance(1)	46,105,233	86,105,233

(1) Includes shares of Common Stock, if any, that may be issued under the “at the market" equity offering program.

Other than shares that will be reserved for issuance under our existing incentive plans, employee stock purchase plan, and "at the market" equity offering program, we do not currently have any arrangements, agreements or understandings that would require the issuance of additional shares of Common Stock . Because our directors and executive officers have outstanding equity awards under our incentive plans, and may be granted additional equity awards under these plans, they may be deemed to have an indirect interest in the Share Increase Amendment because, absent the amendment, the Company may not have sufficient authorized shares to make future awards.

The Share Increase Amendment will not have any immediate effect on the rights of existing stockholders. However, our Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or rules of the Nasdaq Stock Market. Future issuances of Common Stock or securities convertible into or exchangeable for Common Stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current stockholders.

If the Share Increase Amendment is approved by stockholders, all other sections of the Restated Certificate of Incorporation would be maintained in their current form. The Share Increase Amendment would become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company intends to do promptly after the Annual Meeting if this Proposal is approved by stockholders. In the event that the Share Increase Amendment is not approved by our stockholders at the Annual Meeting, the current Restated Certificate of Incorporation would remain in effect in its entirety. Our Board reserves the right, notwithstanding stockholder approval of the Share Increase Amendment and without further action by our stockholders, not to proceed with the Share Increase Amendment at any time before it becomes effective.

Potential Anti-Takeover Effect

Our Board has not proposed the Share Increase Amendment with the intention of discouraging tender offers or takeover attempts of the Company. However, the availability of additional authorized shares for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of our company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent our Board from taking any appropriate actions not inconsistent with its fiduciary duties. We do not have a poison pill plan and have not made any non- shareholder approved repricings of our equity awards.

Dissenters’ Rights of Appraisal

Under Delaware law, stockholders are not entitled to appraisal rights with respect to the Share Increase Amendment, and we will not independently provide our stockholders with any such right.

VOTE REQUIRED

The approval of the Share Increase Amendment will require the affirmative vote of the holders of a majority of the stock of the Company entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against this Proposal. Because brokers have discretionary authority to vote on this Proposal, we do not expect any broker non-votes in connection with this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

PROPOSAL 5

Approval of an Adjournment of the Annual Meeting

Our stockholders are being asked to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4.

VOTE REQUIRED

The approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4 will require the affirmative vote of the holders of a majority of voting power of the votes cast affirmatively or negatively. Abstentions will have no effect on this Proposal. Because brokers have discretionary authority to vote on this Proposal, we do not expect any broker non-votes in connection with this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 4.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Richard N. Kender (Chair)

Claire M. Fraser, Ph.D.

Meryl S. Zausner

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2022	2021
Audit Fees	$1,690,000	$1,640,000
Audit-Related Fees	$50,000	$50,000
Tax Fees	$—	$—
All Other Fees	$4,409	$2,756
Total Fees	$1,744,409	$1,692,756

Audit Fees

Audit fees in 2022 and 2021 consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements, and services performed in connection with our at the market common stock offering and registered direct offering.

Audit-Related Fees

Audit-related fees in 2022 and 2021 consist of fees in connection with an audit of our grant from CARB-X.

Tax Fees

There were no such fees incurred in 2022 or 2021.

All Other Fees

All other fees in 2022 and 2021 represent non-audit fees in connection with access to the PricewaterhouseCoopers LLP on-line accounting research and disclosures database.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Position
Eric D. Shaff(1)	47	President and Chief Executive Officer
David Arkowitz(2)	61	Executive Vice President, Chief Financial Officer and Head of Business Development
Paula A. Cloghessy(3)	52	Executive Vice President and Chief People Officer
Thomas J. DesRosier(4)	68	Executive Vice President and Chief Legal Officer
David S. Ege, Ph.D.(5)	49	Executive Vice President and Chief Technology Officer
Matthew Henn, Ph.D.(6)	48	Executive Vice President and Chief Scientific Officer
Lisa von Moltke, M.D.(7)	64	Executive Vice President and Chief Medical Officer
Teresa L. Young, Ph.D.(8)	56	Executive Vice President, Chief Commercial and Strategy Officer
1.
See biography on page 9 of this proxy statement.
2.
David Arkowitz has served as our Executive Vice President, Chief Financial Officer and Head of Business Development since June 2021. Previously, he served as the Chief Financial Officer of Flexion Therapeutics, Inc., a biotechnology company, from May 2018 to May 2021. From September 2013 to May 2018, Mr. Arkowitz served as Chief Operating Officer and Chief Financial Officer at Visterra, Inc., a biotechnology company that was acquired by Otsuka Pharmaceutical Co. He also previously served as Chief Financial Officer at each of Mascoma Corporation, AMAG Pharmaceuticals Inc., and Idenix Pharmaceuticals LLC and held additional leadership positions within each company. Preceding his tenure at Idenix, Mr. Arkowitz spent more than 13 years at Merck & Co., Inc. where he held roles of increasing responsibility, including Vice President and Controller of the U.S. operations, Controller of the global research and development division, and the Chief Financial Officer of Merck’s Canadian subsidiary. Mr. Arkowitz has served on the board of directors of Kineta, Inc. since December 2022, and previously served on the boards of directors of F-star Therapeutics, Inc., Yumanity Therapeutics, Inc., Spring Bank Pharmaceuticals, Inc. and Proteostasis Therapeutics, Inc. He obtained his B.A. in mathematics at Brandeis University and his M.B.A. in finance at Columbia University Business School.
3.
Paula A. Cloghessy has served as our Executive Vice President and Chief People Officer since February 2022. Previously, Ms. Cloghessy served in roles of increasing seniority at Translate Bio, Inc., or Translate Bio, a biotechnology company acquired by Sanofi S.A., or Sanofi, a global biopharmaceutical company, from 2016 to December 2021, culminating in her role as Chief People Officer. In these roles, Ms. Cloghessy was responsible for leading human resources and organizational development and performance. Prior to Translate Bio, Ms. Cloghessy held senior roles at Joule Unlimited Technologies, Inc. and Interleukin Genetics, Inc. Ms. Cloghessy received her B.A. in Psychology from University of Massachusetts, Boston.
4.
Thomas J. DesRosier has served as our Chief Legal Officer, Executive Vice President, and Secretary since May 2016. Previously, he served as Executive Vice President, Chief Legal and Administrative Officer and Secretary of ARIAD Pharmaceuticals, Inc., a biopharmaceutical company, from 2015 to 2016, Executive Vice President, Chief Legal and Administrative Officer and Secretary of Cubist Pharmaceuticals, Inc., or Cubist, a biopharmaceutical company, from 2014 to 2015 and Senior Vice President, Chief Legal Officer and Secretary of Cubist from 2013 to 2014. Before that, Mr. DesRosier served as Senior Vice President, General Counsel North America of Sanofi from 2011 to 2013. From 1999 to 2011, Mr. DesRosier held leadership roles of increasing seniority within the legal group of Genzyme Corporation, a biotechnology company, culminating in his role as Senior Vice President, Chief Legal Officer. Mr. DesRosier has served as a member of the board of directors of Avanir Pharmaceuticals, a privately held company and wholly-owned subsidiary of Otsuka Pharmaceutical Company, Ltd., since June 2017. Mr. DesRosier earned a B.A. in Chemistry from the University of Vermont and a J.D. from Wake Forest University School of Law.
5.
David S. Ege, Ph.D. has served as our Executive Vice President and Chief Technology Officer since October 2020. Previously, Dr. Ege served in a variety of technical and leadership roles in R&D and manufacturing at Merck from November 2003 to October 2020, most recently as global lead for digital strategy in Merck’s Manufacturing Division from June 2019 to October 2020. From April 2015 to June 2019, Dr. Ege served as Executive Director of Vaccines & Biologics Manufacturing at Merck’s plant in Elkton, Virginia, where he led bulk manufacturing operations for Gardasil®, Gardasil9® and Cancidas®. He has contributed to the successful first-in-class licensure and launch of cervical cancer vaccines, Gardasil® (2006) and Gardasil9® (2014), and a breakthrough cancer immunotherapy, Keytruda® (2014). He graduated summa cum laude from Princeton with a B.S.E. in chemical engineering and earned his Ph.D. in chemical engineering from the University of Pennsylvania.
6.
Matthew Henn, Ph.D. has served as our Executive Vice President and Chief Scientific Officer since February 2019. Since joining our company at its launch in June 2012, he has held positions of increasing seniority, most recently as Executive Vice President, Head of Discovery and Microbiome R&D from January 2018 to February 2019, and previously as Senior Vice President, Head of Discovery and Bioinformatics from June 2012 to January 2018. Prior to joining our company, he was the Director of Viral Genomics and Assistant Director of the Genome Sequencing Center for Infectious Diseases at the Broad Institute of the Massachusetts Institute of Technology and Harvard. He currently serves on the scientific advisory boards of the Forsyth Institute and Growcentia, Inc., an agricultural microbiome company. Dr. Henn earned his B.S. in Ecology and Evolutionary Sciences from the University of New Hampshire and his Ph.D. in Ecosystem Sciences from the University of California at Berkeley, where he was a NASA Earth Systems Sciences Fellow, and trained as a NSF Postdoctoral Fellow in Microbiology at Duke University.
7.
Lisa von Moltke, M.D. has served as our Executive Vice President and Chief Medical Officer since March 2020. Previously, Dr. von Moltke worked for Alkermes, Inc., a pharmaceutical company, from June 2015 to December 2019, where she served in roles of increasing seniority, culminating as Senior Vice President and Head of Clinical Development. Beginning in June 2015, Dr. Moltke served as VP Clinical Pharmacology, DMPK and Bioanalytics, was promoted to Head of Clinical Development in November 2015, and became SVP in June 2018. Prior to joining Alkermes, Dr. von Moltke served as Vice President Clinical Pharmacology at Sanofi/Genzyme Corporation, a biotechnology company, from 2009 to 2015 and was US Head Clinical & Exploratory Pharmacology Sciences (CEP) and Early Development. Starting in 2014 she was Head CEP for Japan and China regions. From 2006 to 2009, Dr. von Moltke was Head, Translational Medicine for the Takeda Oncology Company, a biopharmaceutical company, in Cambridge, MA. Dr. von Moltke has served on the board of directors of Cara Therapeutics, Inc. since November 2022. She has served as President of the American College of Clinical Pharmacology, and as the Editor-in-Chief of The Journal of Clinical Pharmacology. Dr. von Moltke earned a B.A. degree at Wellesley College and her M.D. from Michigan State University, College of Human Medicine.
8.
Teresa L. Young, Ph.D. has served as our Executive Vice President, Chief Commercial and Strategy Officer since June 2020. Previously, Dr. Young served as Vice President, Global Commercial Strategy at Sage Therapeutics from March 2018 to June 2020, where she led development of Sage’s global commercial capabilities, including global marketing, insights and analytics and new product planning. Prior to that, she held commercial leadership roles of increasing responsibility at Bristol-Myers Squibb from November 2010 to March 2018, culminating in her role as Vice President and General Manager, Cardiovascular, in which she led the global ELIQUIS® business to become the company’s largest product by revenue. Earlier in her career, Dr. Young held marketing and sales roles at GlaxoSmithKline from June 1993 to November 2010, where she catalyzed growth for the company’s Urology, Diabetes and NeuroHealth organizations. Dr. Young is a member of the Women in Bio and Healthcare Businesswomen’s Association and served on the Advisory Board of the Healthcare Businesswomen’s Association. Dr. Young received her B.S. in pharmacy and her Ph.D. in healthcare marketing from the University of South Carolina.

Corporate Governance

GENERAL

Our Board of Directors has adopted Corporate Governance Guidelines, an Insider Trading Compliance Policy, a Code of Business Conduct and Ethics and charters for the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”), the Audit Committee, the Compensation and Talent Committee of the Board of Directors (the “Compensation and Talent Committee”), and the Science and Clinical Development Committee of the Board of Directors (the "Science and Clinical Development Committee") to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of our Company. You can access our current committee charters, our Corporate Governance Guidelines, Insider Trading Compliance Policy, and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors and News” page of our website located at www.serestherapeutics.com, or by writing to our Secretary at our offices at 200 Sidney Street, 4th Floor, Cambridge, MA 02139.

BOARD COMPOSITION

Our Board of Directors currently consists of ten members: Eric D. Shaff, Dennis A. Ausiello, M.D., Grégory Behar, Stephen A. Berenson, Paul R. Biondi, Willard H. Dere, M.D., Claire M. Fraser, Ph.D., Richard N. Kender, Kurt C. Graves and Meryl S. Zausner. As set forth in our Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

DIRECTOR INDEPENDENCE

All of our directors, other than Eric D. Shaff, qualify as “independent” in accordance with the listing requirements of The Nasdaq Global Select Market (“Nasdaq”). The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including, as to each of Mr. Berenson and Mr. Biondi, his relationship to, and our transactions with, Flagship Pioneering and its affiliates, and as to Mr. Behar, his relationship to, and our transactions with, Nestlé S.A. and its affiliates. Mr. Shaff is not independent because he is the President and Chief Executive Officer of our Company. There are no family relationships among any of our directors or executive officers.

DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board. Claire M. Fraser, Ph.D., a Class II Director nominee appointed to the Board in 2023, was identified as a potential candidate to serve on our Board of Directors by an outside consultant hired by the Board, and was recommended by the Nominating and Corporate Governance Committee.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Seres Therapeutics, Inc., 200 Sidney Street, 4th Floor, Cambridge, MA 02139. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM STOCKHOLDERS

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to an individual director or to the Board should address such communications to such director or to the Board of Directors in writing: c/o Secretary, Seres Therapeutics, Inc., 200 Sidney Street, 4th Floor, Cambridge, MA 02139.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company based on the circumstances at that time. We recognize that different board leadership structures may be appropriate for companies in different situations.

Based on the Company’s present circumstances, the Board believes that the Company and its stockholders are best served by having Mr. Berenson serve as its Chairman of the Board and Mr. Shaff serve as its Chief Executive Officer. Our current leadership structure permits Mr. Shaff to focus his attention on managing our Company and permits Mr. Berenson to manage the Board. We believe that this governance structure best reinforces the independence of the Board from management. In addition, we believe the Chairman is well-positioned to act as a bridge between management and the Board, facilitating the regular flow of information. Among other duties, the Chairman of the Board may represent the Board in communications with stockholders and other stakeholders and provide input on the structure and composition of the Board. Accordingly, we believe our current leadership structure is the optimal structure for us at this time.

However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. During its routine review of the Board’s leadership structure, the Board and the

Company regularly consider the circumstances under which the roles of Chairman and Chief Executive Officer could most effectively serve the Company’s and its stockholders’ interests if combined. From time to time, the Company proactively engages with stockholders throughout the year to learn their perspectives on significant issues, and intends to continue to do so, including with respect to gathering stockholder perspectives on Board leadership structure. If, in the future, the Chairman of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Director. If appointed, the Lead Director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board of Directors at which the Chairman of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management’s involvement in day-to-day risk management enables the Company’s disclosure committee, which consists of members of management, to oversee our Chief Executive Officer and Chief Financial Officer in the effective design, establishment, maintenance, review, and evaluation of the Company’s disclosure controls and procedures. The Company’s management, led by our Chief Executive Officer and executive team, implements and supervises day‑to‑day risk management processes. Additionally, management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. In addition, our Audit Committee has the responsibility to consider the adequacy and effectiveness of our information security policies and practices, including those concerning data privacy and cybersecurity. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee oversees risks associated with our corporate governance framework and monitors the effectiveness of our environmental, social and corporate governance (“ESG”) strategy and the Corporate Governance Guidelines. Our Compensation and Talent Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The allocation of risk oversight among the Board and its committees is consistent with the Board’s leadership structure.

environmental, social and corporate governance ACTIVITIES

We are committed to policies and practices focused on ESG matters, which are shaped by our core values and aim to make a positive impact in the communities where we work and live. We have a history and culture of community service and continue to be involved in, and supportive of, Life Science Cares and Special Olympics Massachusetts. We are also proud to continue a student education outreach program, Seres Scholars, which is a partnership with the Cambridge Rindge & Latin School to promote equity in education by providing career mentorship, guidance, and opportunities for underserved students from our community. The program values and celebrates diversity, equity, inclusion, and belonging ("DEIB"), and awards high school seniors with a Seres scholarship after a year and a half of participation. Additionally, we encourage employee volunteerism in all Seres locations.

We also believe that our long-term success and ability to deliver innovative, safe, and effective medicines to patients requires a diverse and inclusive workforce. We value diversity at all levels of the organization and continue to focus on extending our DEIB initiatives across our entire workforce. In 2022, a dedicated DEIB workstream was mobilized to define ways to attract, develop, and retain diverse talent from all backgrounds, increase awareness within our company of unconscious biases, and help foster a stronger sense of belonging for all employees. In addition, we strive to engender an open culture of mutual respect, and one that values employees’ health and well-being. We support employee development in a variety of ways including leadership training to build people manager capabilities, ongoing performance and development conversations, conference attendance, and tuition reimbursement. Our management conducts annual employee engagement surveys and reports to our board of directors on human capital management topics, including as relevant: corporate culture, DEIB, employee development and retention, and compensation and benefits.

ANNUAL BOARD EVALUATION

Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to oversee an annual assessment of the Board and its committees. Our outside counsel, Latham & Watkins, LLP (“Latham”), conducted interviews with each Board member regarding the performance of the Board and its committees. Latham summarized the results of these interviews and presented them to the Nominating and Corporate Governance Committee for review and discussion.

CODE OF ETHICS

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, and controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.serestherapeutics.com. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the code.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as zero-cost collars and forward sale contracts, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. In addition, individuals subject to this policy are prohibited from pledging the Company’s securities as collateral to secure loans.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were six meetings of the Board of Directors during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended at least 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which the Director served during the period in which he or she served as a director.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend absent compelling circumstances. All of our then-incumbent directors attended our annual meeting of stockholders held in 2022.

Committees of the Board

Our Board has established four standing committees—Audit, Compensation and Talent, Nominating and Corporate Governance, and Science and Clinical Development—each of which operates under a written charter that has been approved by our Board. All of the members of each of the Board’s three standing committees are independent as defined under the Nasdaq rules. Our Board of Directors has determined that Richard N. Kender, Willard H. Dere, M.D., Claire M. Fraser, Ph.D., and Meryl S. Zausner meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Compensation and Talent Committee meet the heightened standard for independence specific to members of a compensation committee under the Nasdaq rules and each qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. All members of the Nominating and Corporate Governance Committee are independent under the Nasdaq rules.

The members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation and Talent	Nominating and Corporate Governance	Science and Clinical Development Committee
Dennis A. Ausiello, M.D.			X	Chair
Stephen A. Berenson			Chair
Paul R. Biondi		X
Grégory Behar			X
Willard H. Dere, M.D.				X
Claire M. Fraser, Ph.D.	X			X
Kurt C. Graves		Chair
Richard N. Kender	Chair	X
Meryl S. Zausner*	X	X

* Ms. Zausner is not a nominee for re-election at the Annual Meeting.

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include:

•
appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•
overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•
monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•
discussing our risk management policies;
•
establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•
meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;
•
reviewing and approving or ratifying any related person transactions; and
•
preparing the Audit Committee report required by the SEC rules (which is included on page 16 of this proxy statement).

The members of the Audit Committee are Dr. Fraser, Mr. Kender and Ms. Zausner. Mr. Kender serves as the Chairperson of the committee. Dr. Dere served as a member of the Audit Committee until Dr. Fraser's appointment in January 2023. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of Nasdaq. Our Board of Directors has determined that each of Dr. Fraser, Mr. Kender and Ms. Zausner is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee met seven times in 2022.

COMPENSATION AND TALENT COMMITTEE

Our Compensation and Talent Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers, as well as the evaluation, talent development and succession planning for our executive officers and other senior executives. In fulfilling its purpose, our Compensation and Talent Committee has the following principal duties:

•
annually reviewing and recommending corporate goals and objectives relevant to the compensation for our Chief Executive Officer;
•
recommending our Chief Executive Officer’s compensation to the Board for approval;
•
reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;
•
overseeing an evaluation of our senior executives;
•
overseeing the development of our senior executives;
•
reviewing our diversity and inclusion policies and practices;
•
periodically reviewing our succession plans for senior executives, other that the Chief Executive Officer, whose succession plan is reviewed by our Nominating & Corporate Governance Committee;
•
overseeing and administering our cash and equity incentive plans;
•
reviewing and making recommendations to the Board of Directors with respect to director compensation;
•
reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if required; and
•
preparing the annual Compensation and Talent Committee report, if required by SEC rules.

The Compensation and Talent Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. For information regarding the role of our compensation consultants in determining our executive compensation, please refer to the section entitled “Executive and Director Compensation— Compensation Setting Process.”

The Compensation and Talent Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter, which is available on our website at www.serestherapeutics.com. The Compensation and Talent Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The members of our Compensation and Talent Committee are Messrs. Biondi, Graves and Kender and Ms. Zausner. Mr. Graves serves as the Chairperson of the Compensation and Talent Committee.

The Compensation and Talent Committee met five times in 2022.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee’s responsibilities include:

•
identifying individuals qualified to become board members;
•
recommending to the Board of Directors the persons to be nominated for election as directors and to each board committee;
•
reviewing the Board’s leadership structure;
•
developing and recommending to the Board of Directors succession plans for our Chief Executive Officer;
•
developing and recommending to the Board of Directors corporate governance principles;
•
overseeing our strategy, initiatives, policies and risks concerning ESG matters; and
•
overseeing an annual evaluation of the Board of Directors.

The members of our Nominating and Corporate Governance Committee are Dr. Ausiello and Messrs. Berenson and Behar. Mr. Berenson serves as the Chairperson of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee met three times in 2022.

SCIENCE AND CLINICAL DEVELOPMENT COMMITTEE

Our Science and Clinical Development Committee’s responsibilities include:

•
reviewing the Company's current and planned research and development strategy, programs and initiatives and advising the Board of Directors and the Company's management regarding these matters;
•
overseeing the Company's current and planned clinical development strategy and programs and advising the Board of Directors and the Company's management regarding these matters; and
•
providing strategic advice to the Company's management and the Board of Directors regarding clinical development-related regulatory discussions with applicable agencies.

The members of our Science and Clinical Development Committee are Drs. Ausiello, Dere and Fraser. Dr. Ausiello serves as the Chairperson of the Science and Clinical Development Committee.

The Science and Clinical Development Committee was formed in February 2023.

Executive Compensation

Compensation Discussion and Analysis

GENERAL

In the Compensation Discussion and Analysis (“CD&A”) set forth below, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers (“NEOs”) identified in the Summary Compensation Table below during fiscal 2022, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2022 and the material factors considered in making those decisions. For the year ended December 31, 2022, our NEOs, which consisted of our principal executive officer, our principal financial officer and our three most other highly compensated executive officers for fiscal year 2022, were:

•
Eric D. Shaff, our President and Chief Executive Officer;
•
David Arkowitz, our Executive Vice President, Chief Financial Officer and Head of Business Development;
•
Lisa von Moltke, M.D., our Executive Vice President and Chief Medical Officer;
•
Matthew Henn, Ph.D., our Executive Vice President and Chief Scientific Officer; and
•
Paula A. Cloghessy, our Executive Vice President and Chief People Officer.

Stockholder Advisory Vote on Executive Compensation

At our 2022 Annual Meeting of Stockholders, our stockholders voted in a non-binding, advisory vote to approve the compensation of our NEOs. The Compensation and Talent Committee reviewed the result of this vote, and, in light of the approval by a substantial majority of our stockholders of the compensation programs described in our 2022 proxy statement (representing approximately 98.5% of the votes cast), did not implement any significant changes to our executive compensation program as a result of the vote.

EXECUTIVE SUMMARY

Compensation Highlights:

•
Base Salaries: We made modest adjustments to base salaries in 2022 based on our review of our position to market against our peer group, and considering the roles and responsibilities of our NEOs. Adjustments made directly align our NEO salaries with our compensation philosophy.
•
Annual Bonus: Our annual bonus program continues to align our NEOs with our overall corporate strategy. Based on the Compensation and Talent Committee’s assessment of our overall performance, our bonus funded at 100% of target for 2022. Our CEO’s bonus is based solely on company performance. Bonuses for our NEOs, other than our CEO, factor in both company and individual performance. Consistent with our pay for performance philosophy, individual bonus achievement for our NEOs ranged from 105% to 130%.
•
Equity Awards: Consistent with our past practice, in 2022, our NEOs continue to receive 100% of their long-term incentive awards in the form of stock options. We believe stock options directly align the interest of our NEOs with those of our shareholders while ensuring the retention of our executive team. In 2023, we introduced RSUs and performance-based RSUs into our long-term incentive program in addition to utilizing stock options.

Details of Our Compensation Program

Compensation Philosophy

Our executive compensation program has been designed to motivate, reward, attract and retain high caliber management deemed essential to ensure our success. The program seeks to align executive compensation with our short-and long-term objectives, business strategy and financial performance.

We intend that the total compensation of our NEOs reflect a “pay for performance” compensation philosophy. As detailed in the next section, we generally target total compensation relative to the 50th percentile of our peer group, but the Compensation and Talent Committee retains discretion to adjust compensation reflecting individual factors or performance. Our executive compensation program consists of three primary components: base salary, annual performance-based cash incentive awards and periodic equity-based incentives, which, in 2022, consisted of grants of stock options.

Compensation Setting Process

Role of Board of Directors, Compensation and Talent Committee and Executive Officers

The Compensation and Talent Committee evaluates and recommends the compensation for our President and Chief Executive Officer to the Board and makes compensation decisions regarding all of our other NEOs. Our President and Chief Executive Officer reviews the performance of our other executive officers and then makes recommendations to the Compensation and Talent Committee to assist it in determining their compensation levels. While the Compensation and Talent Committee utilizes this information and values management’s observations with regard to compensation, the ultimate decisions regarding executive compensation are made by the Compensation and Talent Committee, except the compensation for our President and Chief Executive Officer, which is made by the Board.

Role of Compensation Consultant

Our Compensation and Talent Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making executive compensation decisions. Our Compensation and Talent Committee engaged compensation consultants to assess and make recommendations with respect to the amount and types of compensation to provide our executives and directors. Aon plc, or Aon, advised our Compensation and Talent Committee through September 2022, and Alpine Rewards, LLC, or Alpine, has advised our Compensation and Talent Committee since October 2022. When making executive compensation decisions in 2022, our Compensation and Talent Committee considered advice and data provided by Aon and Alpine. Our Compensation and Talent Committee also met with Aon and Alpine to discuss compensation of our executive officers, including our President and Chief Executive Officer. Aon and Alpine reported directly to the Compensation and Talent Committee; however, our President and Chief Executive Officer consulted with Aon and Alpine with respect to his assessments of the compensation of executive officers other than himself. Aon provided the Compensation and Talent Committee with peer group and market information, and Aon and Alpine reviewed this data with the Compensation and Talent Committee when the Compensation and Talent Committee determined whether our executive compensation is competitive, commensurate with the executive officers’ responsibilities and consistent with market trends in executive compensation practices for comparable companies.

Aon also provided additional services to us that were unrelated to executive and director compensation. The fees for these additional services were less than $120,000 during 2022. Alpine provided no additional services to us other than in its role of advising our Compensation and Talent Committee. The Compensation and Talent Committee has considered the adviser independence factors required under SEC rules and Nasdaq listing standards as they relate to Aon and Alpine and does not believe Aon's or Alpine's work in 2022 raised a conflict of interest.

The Compensation and Talent Committee recognizes the very competitive market for executive talent in our industry, and the importance of attracting and retaining strong talent as our business continues to evolve. Our positioning on compensation is intended to keep the Company competitive while strongly incentivizing performance and appropriately controlling executive compensation cost.

2022 Peer Group

In connection with the Compensation and Talent Committee’s review of our executive compensation programs in late 2021, Aon provided market data and analysis relative to a peer group selected by the Compensation and Talent Committee in consultation with Aon. Peer group companies were selected based on the following parameters:

•
Company Type: Biopharmaceutical companies;
•
Stage of Development: Companies with product candidates in Phase 3 clinical trials or companies that have recently submitted a New Drug Application (“NDA”) or Biologic License Application (“BLA”);
•
Market Capitalization: Between $200 million and $2 billion;
•
Headcount: Between 100 and 1,000 employees; and
•
Revenue: Under $250 million.

Compared to the prior year, the criteria used to review and select peers was adjusted as follows: the market capitalization range was decreased (as the range was previously $500 million to $4 billion); and the headcount range was broadened (as the range was previously 50 to 500 employees).

Given these changes in peer company profiles, Aon recommended and, in September 2021, the Compensation and Talent Committee approved, the removal of two companies and the addition of two new peer companies that better aligned with the Company’s profile to form the following 2022 compensation peer group:

Ardelyx, Inc.	ChemoCentryx, Inc.	Corbus Pharmaceuticals, Inc.
Cytokinetics, Inc.	Deciphera Pharmaceuticals, Inc.	Dicerna Pharmaceuticals, Inc.#
Epizyme, Inc.	Evelo Biosciences Inc.*	ImmunoGen, Inc.
Inovio Pharmaceuticals, Inc.	Intra-Cellular Therapies, Inc.	Karyopham Therapeutics, Inc.
MacroGenics, Inc.	Revance Therapeutics, Inc.	Rhythm Pharmaceuticals, Inc.
Spero Therapeutics, Inc.*	Syros Pharmaceuticals, Inc.	Zogenix, Inc.#
* Indicates new peer companies.
# Dicerna Pharmaceuticals was acquired in November 2021, and Zogenix, Inc. was acquired in March 2022.

2023 Peer Group

In connection with the Compensation and Talent Committee’s review of our executive compensation programs in late 2022, Aon provided market data and analysis relative to a peer group selected by the Compensation and Talent Committee in consultation with Aon. Peer group companies were selected based on the following parameters:

•
Company Type: Biopharmaceutical companies;
•
Stage of Development: Companies that have recently submitted an NDA or BLA;
•
Market Capitalization: Between $150 million and $1.5 billion;
•
Headcount: Between 150 and 1,500 employees; and
•
Revenue: Under $500 million.

Compared to the prior year, the criteria used to review and select peers was adjusted as follows: the stage of development was updated to include only companies that have recently submitted a NDA or BLA; the market capitalization range was decreased (as the range was previously $200 million to $2 billion); the headcount range was increased (as the range was previously 100 to 1,000 employees); and the revenue was increased (as the range was previously under $250 million).

Given these changes in peer company profiles, Aon recommended and, in September 2022, the Compensation and Talent Committee approved, the removal of nine companies (two of which were acquired) and the addition of eight new peer companies that better aligned with the Company’s profile to form the following 2023 go-forward compensation peer group:

Albireo Pharma Inc.*	Amylyx Pharmaceuticals, Inc.*	Arcutis Biotherapeutics, Inc.*
Ardelyx, Inc.	Atara Biotherapeutics Inc.*	Atea Pharmaceuticals, Inc.*
bluebird bio Inc.*	Chinook Therapeutics, Inc.*	Crinetics Pharmaceuticals, Inc.*
Deciphera Pharmaceuticals, Inc.	Evelo Biosciences Inc.	ImmunoGen, Inc.
Inovio Pharmaceuticals, Inc.	Karyopham Therapeutics, Inc.	MacroGenics, Inc.
Revance Therapeutics, Inc.	Rhythm Pharmaceuticals, Inc.
* Indicates new peer companies.

The Compensation and Talent Committee believes the constituent companies in the peer group are similar to us based on development stage, revenue, industry, executive role considerations and market capitalization and are representative of our competitors for talent and capital. Aon and Alpine provided the Compensation and Talent Committee with a competitive assessment of our compensation program for executive officers against the peer group with respect to pay philosophies, pay mix, cash and equity-linked compensation. The Compensation and Talent Committee utilizes the peer group in making compensation decisions to help ensure our compensation program for executive officers adheres to our compensation philosophy of maintaining executive pay that rewards performance while remaining competitive, commensurate with the executive officers’ responsibilities and consistent with market trends in executive compensation practices for comparable companies.

Elements of Our Executive Compensation Program

Historically, and for fiscal 2022, our executive compensation program consisted of the following elements, each established as part of our program in order to achieve the compensation objective specified below:

Compensation Element	Compensation Objectives Designed to be Achieved
Base Salary	Attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income.
Cash-Based Incentive Compensation	Promotes short-term performance objectives and rewards executives for their contributions toward achieving those objectives.
Equity-Based Compensation	Aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.
Severance and Other Benefits Potentially Payable upon Termination of Employment or Change in Control	Aids in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a Change in Control.
Retirement, Health, Welfare and Additional Benefits	Aids in attracting and retaining executive talent by supplementing competitive compensation packages.

We do not currently have, and we do not expect to have, formal policies relating to the allocation of total compensation among the various elements of our compensation program.

Base Salary

The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Our NEOs receive base salary to compensate them for the satisfactory performance of duties to our company. The base salary payable to each NEO is intended to provide a visible and stable fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability.

Our Compensation and Talent Committee periodically reviews NEO base salaries in consultation with management and the committee's compensation consultant to determine whether any adjustments are necessary or appropriate. We elected to increase 2022 base salaries of our NEOs by an average of 4.5% to better align salaries to the 50th percentile of our peer group while considering individual performance, experience, and level of contribution. We elected to increase 2023 base salaries of our NEOs by an average of 4.2% to ensure salaries continued to be aligned with our targeted pay philosophy. The following table shows the annual base salaries of our NEOs for 2021, 2022 and 2023. Except as otherwise noted, all annual base salary increases were effective January 1 of the given year.

Name	2021 Annual Base Salary ($)	2022 Annual Base Salary ($)	2023 Annual Base Salary ($)
Eric D. Shaff	625,400	661,600	685,000
David Arkowitz(1)	455,000	470,900	487,000
Lisa von Moltke, M.D.	470,000	490,000	515,000
Matthew Henn, Ph.D.	430,000	450,000	475,000
Paula A. Cloghessy(2)	-	375,000	388,000

(1)
Mr. Arkowitz commenced employment with us on June 1, 2021.
(2)
Ms. Cloghessy commenced employment with us on February 7, 2022.

Cash-Based Incentive Compensation

Our NEOs generally have the opportunity to earn annual performance bonuses based on the achievement of short-term performance goals. The NEOs’ 2022 target annual cash bonuses, expressed as a percentage of base salary, were: 60% for Mr. Shaff and 40% for the other NEOs.

Our Compensation and Talent Committee generally determines annual bonuses for our NEOs by multiplying (a) base salary, by (b) target cash bonus percentage, by (c) the level of achievement of corporate and/or individual performance objectives. In addition, the Compensation and Talent Committee retains discretion to adjust annual bonuses as it determines to be appropriate to reflect company performance, individual performance or other factors that the committee believes to be appropriate. For our NEOs, except Mr. Shaff, the achievement of 2022 corporate objectives was weighted 80% and the achievement of individual objectives was weighted at 20%. Mr. Shaff’s 2022 bonus was weighted 100% on corporate objectives.

The table below provides additional details about the Compensation and Talent Committee’s assessment of our actual performance against our 2022 corporate objectives. Individual objectives are analyzed based on the business judgement of the Compensation and Talent Committee's subjective analysis of individual goals achieved in support of each of our corporate goals and are not based on specified performance measures.

2022 Corporate Objective	Weighting	Assessed Performance
SER-109 Development
SER-109 Development: Complete BLA rolling submission to the FDA	20.00%	20.00%
SER-109 Development: Remain on track to initiate EU study	5.00%	5.00%
SER-109 CMC-QS: Build inventory and capacity to support anticipated supply forecasts; progress capacity expansion projects; complete inspection readiness activities, including mock inspections; recommend strategy for high throughput SRM testing	15.00%	18.00%
SER-109 Launch Readiness: Present Pre-approval Information Exchange presentation to 60% of targeted commercial and Medicare Part D payers by end of year; seek expeditious guideline updates from the Infectious Diseases Society of America and the American College of Gastroenterology Guideline Committees; submit supportive burden of illness data for publication; align on updated SER-109 pricing strategy; present go-to-market model for launch to our Board of Directors	10.00%	10.20%
Pipeline, Platform, and Technology
SER-301: Pursue clinical development path for SER-301 based on data from the SER-287 Phase 2b study and the first cohort of the SER-301 Phase 1b study	5.00%	3.80%
SER-155: Make recommendation on cohort 2 based on cohort 1 data	5.00%	5.50%
Pipeline: Progress preclinical programs in cancer neutropenia and solid organ transplant; deliver recommendation on cultivated products facility for scale up and clinical supply; identify biomarkers of microbiome disruption and deliver proof of concept data	15.00%	16.20%
Business Development: Support pipeline strategy	10.00%	5.00%
Corporate
Finance: Execute financing strategy to secure cash runway; strengthen shareholder base; end 2022 within 10% of the Board of Directors' approved plan	10.00%	9.00%
Human Resources: Deliver proposed people and capabilities growth strategy; develop a foundational framework in support of a "best places to work" cohesive culture; define and deliver leadership model	1.25%	1.25%
Compliance: Complete implementation of Compliance Workplan that supports commercial launch readiness	1.25%	1.25%
Communications: Increase awareness of our differentiated science and platform; cultivate third-party validators to build and enhance credibility	1.25%	1.25%
Operations: Scale technology and support required for a commercial company; in-line with budget, complete quality center of excellence and open second research & development campus at 101 Cambridge Park Drive	1.25%	1.25%
Total	100%	97.7%

In February 2023, in consultation with management and based on guidance from Alpine, the Compensation and Talent Committee determined to award our NEOs 2022 performance bonuses of 100% of the corporate objective portion of their target bonus levels, and Mr. Arkowitz and Ms. Cloghessy received 105%, Dr. Henn received 115%, and Dr. von Moltke received 130% of the individual performance portion of their target bonus level. Ms. Cloghessy’s 2022 bonus was pro-rated for her partial year of employment. The actual amounts paid to our NEOs under our 2022 annual cash bonus program are set forth in the 2022 Summary Compensation Table below.

Our Compensation and Talent Committee periodically reviews NEO target bonus amounts in consultation with management and Aon to determine whether any adjustments are necessary or appropriate. The NEOs’ 2023 target annual cash bonus opportunity, expressed as a percentage of base salary, is: 60% for Mr. Shaff and 40% for our other NEOs, which percentages are unchanged from 2022.

Equity-Based Compensation

We maintain the 2015 Incentive Award Plan (as amended and restated, the “2015 Plan”), under which we may grant equity incentive awards to directors, employees and consultants of our Company and our affiliates, to enable us to attract and retain services, skills and experience of these individuals, which we believe are essential to our long-term success. We do not currently have any formal policy for determining the number of equity-based awards to grant to NEOs.

We typically grant equity incentive awards to employees when they commence employment with us and annually in conjunction with our review of individual performance. We may grant additional awards in the discretion of our Board of Directors or Compensation and Talent Committee. Our stock options allow employees to purchase shares of our Common Stock at a price equal to the fair market value of our Common Stock on the grant date and may be intended to qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended (the “Code”). Our restricted stock units represent the right to receive one share of our Common Stock or its cash value equivalent upon vesting.

Our stock options typically vest as to 25% of the shares subject to the option on the first anniversary of the grant date (or service commencement date for initial grants) and in 12 quarterly installments during the three-year period thereafter, subject to the holder’s continued service with us. From time to time, our Board of Directors or Compensation and Talent Committee may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees. Stock options and restricted stock units granted to our employees may be subject to accelerated vesting in certain circumstances, as described in the section titled “Employment Agreements.”

In the first quarter of each calendar year, we generally grant equity incentive awards based on competitive market practices, the retention value that NEOs have from past equity awards, as well as the NEO's previous year's performance. In February 2022, we granted stock options to our NEOs in the following amounts and with the vesting schedule indicated below.

Name	Options Granted (#)(1)
Eric D. Shaff	500,000
David Arkowitz	190,000
Lisa von Moltke, M.D.	175,000
Matthew Henn, Ph.D.	175,000

(1)
Option vests as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option upon each consecutive three months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(2)
Ms. Cloghessy commenced employment with us on February 7, 2022.

Additionally, in connection with Ms. Cloghessy’s commencement of employment on February 7, 2022, we granted her an option to purchase 190,000 shares with our standard vesting schedule described above.

In February 2023, we granted stock options, time-based restricted stock units and performance-based restricted stock units to our NEOs in the following amounts and with the vesting schedule indicated below.

Name	Options Granted (#)(1)	Time-Based Restricted Stock Units Granted (#)(2)	Performance-Based Restricted Stock Units Granted (#)(3)
Eric D. Shaff	250,000	125,000	55,675
David Arkowitz	85,000	42,500	26,418
Lisa von Moltke, M.D.	95,000	47,500	27,489
Matthew Henn, Ph.D.	90,000	45,000	25,245
Paula A. Cloghessy	95,000	47,500	18,835

(1)
Option vests as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option upon each consecutive three months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(2)
Restricted stock unit award vests as to 25% of the restricted stock units on the first 15th day of the calendar month that immediately follows the first anniversary of the grant date, and as to 6.25% of the restricted stock units upon completion of each three consecutive months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(3)
Restricted stock unit award vests (i) as to 50% of the restricted stock units on the date that is six months from the Administrator determining that the BLA for SER-109 has been approved by the FDA (the "Initial Milestone"), and (ii) as to the remaining 50% of such restricted stock units on the date that is 12 months after the achievement of Initial Milestone, subject to the holder’s continued employment with us through the applicable vesting date and, as to the time vesting portion of the awards once the Initial Milestone has been achieved, potential accelerated vesting as described in the section titled “Employment Agreements”.

Severance and Change in Control Arrangements

We are party to employment agreements with each of our NEOs, which generally provide for severance benefits and payments upon a termination without cause or for good reason and enhanced severance benefits and payments if such termination is within 60 days prior to or 12 months following a change in control. Our Compensation and Talent Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. Particularly, such arrangements can mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change in control arrangements are designed to be competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2022, are set forth in “Employment Agreements and —Potential Payments Upon Termination or Change in Control” below.

Retirement, Health, Welfare and Additional Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, life insurance, short-term disability and long-term disability to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We believe these benefits are necessary and appropriate to provide a competitive compensation package to our NEOs.

We also sponsor a 401(k) defined contribution plan in which our NEOs may participate, subject to limits imposed by the Code, to the same extent as all of our other full-time employees. During 2022, we made discretionary employer matching contributions equal to 50% of elective contributions made by participants in the 401(k) plan, up to 6% of a participant’s eligible compensation. These matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our employee compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. We did not provide perquisites or special personal benefits to our NEOs for 2022.

Tax Considerations

As a general matter, the Compensation and Talent Committee reviews and considers the various tax and accounting implications of the compensation programs we utilize.

Compensation Committee Report

The Compensation and Talent Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based on such review and discussions, the Compensation and Talent Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Kurt C. Graves (Chair)

Paul R. Biondi

Richard N. Kender

Meryl S. Zausner

Executive Compensation Tables

2022 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Eric D. Shaff	2022	661,600	—	—	2,938,500	397,000	9,148	4,006,248
President and Chief Executive Officer	2021	625,400	—	—	8,758,582	319,000	8,698	9,711,680
	2020	590,000	—	—	2,050,600	486,750	8,550	3,135,900
David Arkowitz	2022	470,900	—	—	1,116,630	190,000	9,120	1,786,650
Executive Vice President, Chief Financial Officer and Head of Business Development	2021	265,417	50,000	916,100	3,896,775	93,994	4,409	5,226,695
Lisa von Moltke, M.D.	2022	490,000	—	—	1,028,475	208,000	8,139	1,734,614
Executive Vice President and Chief Medical Officer
Matthew Henn, Ph.D.	2022	450,000	—	—	1,028,475	185,000	8,828	1,672,303
Executive Vice President and Chief Scientific Officer	2021	430,000	—	—	2,960,014	153,080	8,698	3,551,792
Paula A. Cloghessy	2022	338,221	—	—	1,149,918	136,000	8,827	1,632,966
Executive Vice President and Chief People Officer

(1)
Represents the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing these awards, see Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(2)
Represents amounts paid under our annual cash bonus program. For additional information regarding these amounts, refer to “—Elements of Our Executive Compensation Program—Cash-Based Incentive Compensation.”
(3)
Consists of company matching contributions under our 401(k) plan. For additional information regarding these amounts, refer to “—Elements of Our Executive Compensation Program—Retirement, Health, Welfare and Additional Benefits.”

Grants of Plan-Based Awards in Fiscal 2022

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2022 to help explain information provided above in our Summary Compensation Table. All awards are granted under the 2015 Plan. This table presents information regarding all grants of plan-based awards occurring during fiscal 2022.

Name	Grant Date	Estimated Future Payout Under Non-Equity Incentive Plan Awards Target ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Eric Shaff	2/4/2022	-	-	500,000	7.38	2,938,500
	-	396,960	-	-	-	-
David Arkowitz	2/4/2022	-	-	190,000	7.38	1,116,630
	-	188,360	-	-	-	-
Lisa von Moltke, M.D.	2/4/2022	-	-	175,000	7.38	1,028,475
	-	196,000	-	-	-	-
Matthew Henn, Ph.D.	2/4/2022	-	-	175,000	7.38	1,028,475
	-	180,000	-	-	-	-
Paula A. Cloghessy	2/7/2022	-	-	190,000	7.60	1,149,918
	-	135,000	-	-	-	-

(1)
Amounts reflect potential payouts under our 2022 annual bonus program. The target amount is based on a percentage of the individual’s fiscal year 2022 base salary. No minimum threshold amount or maximum amount beyond the target amount was established. Please see the description of the annual bonus program under “Annual Cash Bonuses” in the CD&A above.
(2)
Amounts reflect the full grant-date fair value of stock options granted during fiscal year 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all equity awards made to our NEOs in Note 10 to the consolidated financial statements included in in our Annual Report on Form 10-K for the year ended December 31, 2022.

Outstanding Equity Awards at 2022 Fiscal Year End

		Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Eric D. Shaff	2/4/2022 (1)	—	500,000	—	7.38	2/3/2032
	2/4/2021 (1)	153,125	196,875	—	26.34	2/3/2031
	1/29/2020 (1)	687,500	312,500	—	3.30	1/28/2030
	1/25/2019 (1)	257,812	17,188	—	6.01	1/24/2029
	1/30/2018 (1)	120,000	—	—	10.42	1/29/2028
	1/26/2017 (1)	105,000	—	—	9.89	1/25/2027
	2/1/2016 (1)	78,500	—	—	26.20	1/31/2026
	6/26/2015 (2)	100,000	—	—	18.00	6/25/2025
	12/9/2014 (2)	233,454	—	—	7.79	12/8/2024
Lisa von Moltke, M.D.	2/4/2022 (1)	—	175,000	—	7.38	2/3/2032
	2/4/2021 (1)	48,125	61,875		26.34	2/3/2031
	4/6/2020 (1)	203,125	121,875		3.32	4/5/2030
David Arkowitz	2/4/2022 (1)	—	190,000	—	7.38	2/3/2032
	6/1/2021 (1)	101,250	168,750	—	20.19	5/31/2031
	N/A								42,500 (3)	238,000
Matthew Henn, Ph.D.	2/4/2022 (1)	—	175,000	—	7.38	2/3/2032
	2/4/2021 (1)	56,875	73,125	—	26.34	2/3/2031
	1/29/2020 (1)	206,250	93,750	—	3.30	1/28/2030
	1/25/2019 (1)	41,344	4,594	—	6.01	1/24/2029
	1/30/2018 (1)	60,000	—	—	10.42	1/29/2028
	6/19/2017 (4)	35,000	—	35,000	10.84	6/18/2027
	1/26/2017 (1)	3,750	—	—	9.89	1/25/2027
	2/1/2016 (1)	12,500	—	—	26.20	1/31/2026
	6/26/2015 (2)	40,000	—		18.00	6/25/2025
Paula A. Cloghessy	2/7/2022 (1)	—	190,000	—	7.60	2/6/2032

(1)
Option vests as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option upon each consecutive three months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(2)
Option vests as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option on the last day of each calendar quarter during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(3)
The restricted stock unit award vests on the date that the Administrator determines that the BLA for SER-109 has been approved by the FDA on or prior to December 31, 2023.
(4)
Option vests (i) as to 50% of the Option, upon the filing of the BLA for SER-109 with the FDA, and (ii) as to the remaining 50% of such Option, upon the FDA’s approval of SER-109.

Option Exercises and Stock Vested in Fiscal 2022

Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eric D. Shaff	-	-
David Arkowitz	47,500 (1)	300,550
Lisa von Moltke, M.D.	-	-
Matthew Henn, Ph.D.	-	-
Paula A. Cloghessy
(1)
42,500 restricted stock units vested on October 27, 2022, the date that the Administrator determined that the BLA for SER-109 was accepted for review. 5,000 restricted stock units vested on June 15, 2022.

None of our NEOs exercised stock options during fiscal 2022.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of our NEOs. Certain key terms of these agreements are described below.

Eric D. Shaff

Under the terms of our employment agreement with Mr. Shaff (which we last amended in January 2021), if we terminate Mr. Shaff’s employment without cause or he resigns for good reason, each within the meaning of his employment agreement, he will be entitled to receive 18 months of continued base salary, up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and immediate vesting of any time-based equity awards that would have otherwise become vested solely as a result of Mr. Shaff’s continued service during the twelve month period following his termination of employment. Mr. Shaff’s employment agreement provides that, upon any such termination within 60 days prior to or 12 months following a change in control, in lieu of the benefits described in the previous sentence, Mr. Shaff is entitled to accelerated vesting of his time-based equity awards, 18 months of continued base salary, up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and a lump sum cash amount equal to 1.5 times his target bonus for the year of termination.

Mr. Shaff has also agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

Mr. Shaff’s employment agreement contains a parachute payment “best pay” provision, under which payments and benefits in connection with a change in control made pursuant to the employment agreement or otherwise will either be made to Mr. Shaff in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 4999 of the Code, whichever of the foregoing amounts is greater on an after-tax basis.

David Arkowitz, Lisa von Moltke, M.D., Matthew Henn, Ph.D., and Paula A. Cloghessy

Under the terms of our employment agreement with each respective executive, if we terminate the executive other than for cause or the executive resigns for good reason, the executive will be entitled to receive 12 months of continued base salary and up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected. Each executive's employment agreement provides that, upon any such termination within 60 days prior to or 12 months following a change in control, in lieu of the benefits described in the previous sentence, the executive is entitled to accelerated vesting of the executive's time-based equity awards, 12 months of continued base salary, up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and a lump sum cash amount equal to 1.0 times the executive's target bonus for the year of termination.

For purposes of the executive's employment agreement, “cause” and “good reason” have the same meanings as in Mr. Shaff’s employment agreement.

Each of the employment agreements contains a parachute payment “best pay” provision, under which payments and benefits in connection with a change in control made pursuant to the employment agreement or otherwise will either be made to the NEO in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 4999 of the Code, whichever of the foregoing amounts is greater on an after-tax basis.

Each executive has also agreed to refrain from disclosing our confidential information during or at any time following the executive's employment with us and from competing with us or soliciting our employees or consultants for 12 months following termination of the executive's employment.

Potential Payments Upon Termination or Change in Control

In accordance with SEC rules, the following table summarizes the payments that would be made to certain of our NEOs upon the occurrence of certain qualifying terminations of employment, assuming such NEO’s termination of employment with the Company occurred on December 31, 2022 and, where relevant, that a change in control of the Company occurred on December 31, 2022. Amounts shown in the table below do not include (1) accrued but unpaid salary and (2) other benefits earned or accrued by the NEOs during employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Termination Without Cause or for Good Reason (no Change in Control) ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control) ($)(1)
Eric Shaff	Continued Base Salary	992,400	992,400
	Bonus Lump Sum	0	595,500
	Continued Healthcare	48,139	48,139
	Equity Acceleration (2)	575,000	718,750
	Total (3)	1,615,539	2,354,789
David Arkowitz	Continued Base Salary	470,900	470,900
	Bonus Lump Sum	0	190,000
	Continued Healthcare	32,319	32,319
	Equity Acceleration (2)	0	0
	Total (3)	503,219	693,219
Lisa von Moltke, M.D.	Continued Base Salary	490,000	490,000
	Bonus Lump Sum	0	208,000
	Continued Healthcare	11,664	11,664
	Equity Acceleration (2)	0	277,875
	Total (3)	501,664	987,539
Matthew Henn, Ph.D.	Continued Base Salary	450,000	450,000
	Bonus Lump Sum	0	185,000
	Continued Healthcare	32,319	32,319
	Equity Acceleration (2)	0	215,625
	Total (3)	482,319	882,944
Paula A. Cloghessy	Continued Base Salary	337,500	337,500
	Bonus Lump Sum	0	136,000
	Continued Healthcare	32,319	32,319
	Equity Acceleration (2)	0	0
	Total (3)	369,819	505,819

(1)
Assumes awards are not assumed or substituted in connection with the change in control.
(2)
With respect to options, the value of equity acceleration was calculated by multiplying (i) the number of accelerated shares of common stock underlying the options by (ii) the excess, if any, of $5.60, the closing trading price of our common stock on December 30, 2022, over the exercise price for the options. With respect to RSUs and PSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs and/or PSUs, as applicable, by $5.60, the closing trading price of our common stock on December 30, 2022.
(3)
Amounts shown are the maximum potential payment the NEO would have received as of December 31, 2022. Amounts of any reduction pursuant to the 280G best pay provision, if any, would be calculated upon actual termination of employment.

Chief Executive Officer Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our median employee.

The annual total compensation for 2022 for our Chief Executive Officer was $4,006,248, as reported in the Summary Compensation Table. The annual total compensation for 2022 for our median employee, identified as discussed below, was $162,489, calculated using the methodology below. Based on this information, for 2022, the ratio of the annual total cash compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees was approximately 25 to 1.

Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure

We identified the median employee from our entire employee population (other than our Chief Executive Officer), whether employed on a full-time or part-time basis, as of December 31, 2022, which consisted of 431 employees. Within this group, the median employee was identified using a consistently applied compensation measure (“CACM”) of target total direct compensation, which we calculated by aggregating, for each employee as of December 31, 2022: (1) annual base pay, (2) annual target cash incentive opportunity, and (3) the grant date fair value for equity awards granted in 2022.

Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.

This information is being provided for compliance purposes and should be viewed as a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the Chief Executive Officer Pay Ratio measure in making compensation decisions for 2022.

Pay Versus Performance

In accordance with the SEC’s disclosure requirements regarding pay versus performance, this section presents the SEC-defined “Compensation Actually Paid,” or CAP. Also required by the SEC, this section compares CAP to various measures used to gauge our performance. CAP is a supplemental measure to be viewed alongside performance measures as an addition to the philosophy and strategy of compensation-setting discussed elsewhere in this proxy statement, not in replacement.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2021 and 2022, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income ($)	Company Selected Measure (4)
2022	4,006,248	1,574,321	1,706,453	1,109,154	162	111	(250,157,000)	—
2021	9,711,680	(10,683,446)	4,389,244	(448,135)	241	125	(65,578,000)	—
2020	3,135,900	27,700,363	3,377,924	7,061,905	710	126	(89,127,000)	—

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2022	Eric Shaff	David Arkowitz, Lisa von Moltke, M.D., Matthew Henn, Ph.D., and Paula A. Cloghessy
2021	Eric Shaff	David Arkowitz and Matthew Henn, Ph.D.
2020	Eric Shaff	Thomas J. DesRosier and David S. Ege, Ph.D.

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

Adjustments	2020		2021		2022
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(2,050,600)	(2,946,795)	(8,758,582)	(3,886,445)	(2,938,500)	(1,080,875)
Increase Based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, Determined as of Applicable FY End	22,262,700	5,503,603	1,680,805	1,051,418	2,217,200	808,490
Increase Based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, Determined as of Vesting Date	0	0	0	0	0	0
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, Determined Based on Change in ASC 718 Fair Value from Prior FY End to Applicable FY End	3,642,397	973,754	(9,943,701)	(1,481,266)	(1,033,093)	(241,228)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, Determined Based on Change in ASC 718 Fair Value from Prior FY End to Vesting Date	709,966	153,419	(3,373,648)	(521,086)	(677,534)	(83,686)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, Determined as of Prior FY End	0	0	0	0	0	0
Increase Based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	0	0	0	0	0	0
Increase Based on Incremental Fair Value of Options/SARs Modified during Applicable FY	0	0	0	0	0	0
Deduction for Change in the Actuarial Present Values Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	0	0	0	0	0	0
Increase for Service Cost and, if Applicable, Prior Service Cost for Pension Plans	0	0	0	0	0	0
TOTAL ADJUSTMENTS	24,564,463	3,683,981	(20,395,126)	(4,837,379)	(2,431,927)	(597,299)

(2)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for performance-based RSU awards (excluding any market-based awards), the same valuation methodology as RSU awards above except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the original expected life determined at grant, reduced by the amount of time elapsed from the grant date to the revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and prior fiscal years.
(3)
For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the Nasdaq Biotechnology Index (the “Peer Group”).
(4)
The Company has chosen not to include a Company-Selected Measure in the Pay Versus Performance Table because the Company did not use any financial performance measures in setting pay-for-performance compensation in the 2022 fiscal year.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR and (ii) our Peer Group TSR, in each case, for the fiscal years ended December 31, 2020, 2021 and 2022. TSR amounts reported in the graph assume an initial fixed investment of $100.

We rely on performance measures related to specific corporate objectives, such as the attainment of clinical milestones, in determining executive compensation. Consequently, a significant portion of the year-over-year change in total compensation for our NEOs is attributable to share price movement associated with our clinical results. For example, after announcing the results of our SER-109 Phase 3 study in August 2020, our share price increased from $4.64 (closing price on August 7, 2020) to $22.70 (closing price on August 10, 2020), and after announcing the results of our SER-287 Phase 2b study in July 2021, our share price decreased from $20.83 (closing price on July 21, 2021) to $7.95 (closing price on July 22, 2021).

The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our net income for the fiscal years ended December 31, 2020, 2021 and 2022. Because we are a pre-commercial microbiome therapeutics company, we have not generated any revenue from the sale of products during the periods presented, other than revenue derived primarily from our agreements with collaborators. Consequently, we have not used net income as a performance measure in our executive compensation program, and we do not believe there is a meaningful relationship between our net income and compensation actually paid to our NEOs during the periods presented.

Pay Versus Performance Tabular List

As a pre-commercial microbiome therapeutics company, we do not rely on financial performance measures in determining executive compensation but rely on non-financial performance measures such as the attainment of clinical milestones.

Director Compensation

Directors who are also our employees do not receive compensation for their service on our Board. Mr. Shaff served as a director and executive officer of our company during 2022. Refer to the 2022 Summary Compensation Table and related narrative disclosure above for information regarding the compensation Mr. Shaff received from us during 2022.

We maintain a compensation program for our non-employee directors providing for each non-employee director to receive the following amounts for serving on our Board:

•
an option to purchase shares of our Common Stock upon the director’s initial election or appointment to our Board in an amount determined by the Compensation and Talent Committee (the “Initial Award”);
•
if the director has served on our Board for at least six months as of the date of an annual meeting of stockholders, an option to purchase 35,000 shares of our Common Stock on the date of the annual meeting (the “Subsequent Award”);
•
an annual director fee of $45,000, and if the director serves as chairman of our Board or lead independent director, an additional annual director fee of $35,000; and
•
if the director serves on a committee of our Board, an additional annual fee as follows:
•
chairman of the Audit Committee—$20,000;
•
Audit Committee member other than the chairman—$10,000;
•
chairman of the Compensation and Talent Committee—$15,000;
•
Compensation and Talent Committee member other than the chairman—$7,500;
•
chairman of the Nominating and Corporate Governance Committee—$10,000;
•
Nominating and Corporate Governance Committee member other than the chairman—$5,000;
•
effective February 17, 2023, chairman of the Science and Clinical Development Committee—$15,000; and
•
effective February 17, 2023, Science and Clinical Development Committee member other than the chairman—$7,500.

The amounts set forth above reflect changes that were made to this program in June 2022 to increase the number of shares subject to the Subsequent Award from 23,000 to 35,000 and to eliminate the pre-determined number of shares subject to the Initial Award. In February 2023, this program was further updated to add compensation for non-employee directors serving on the Science and Clinical Development Committee, as set forth above.

Stock options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our Common Stock on the grant date. The stock options granted upon a director’s initial election or appointment vest in four annual installments following the grant date. The stock options granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting of stockholders or the first anniversary of the grant date. In addition, all unvested stock options vest in full immediately prior to a change in control.

Each member of our Board is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which he or she serves.

2022 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Stephen A. Berenson	90,000	96,838	186,838
Willard H. Dere, M.D.	69,974	96,838	166,812
Richard N. Kender	77,733	96,838	174,571
Grégory Behar	50,000	96,838	146,838
Dennis A. Ausiello, M.D.	50,000	96,838	146,838
Kurt C. Graves	60,000	96,838	156,838
Meryl S. Zausner	66,740	96,838	163,578
Paul R. Biondi	52,500	96,838	149,338

(1)
Represents the aggregate grant date fair value of the option awards granted during 2022 computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing these awards, see Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The table below shows the number of option awards held as of December 31, 2022 by each of our directors who are not NEOs. None of our directors held unvested stock awards as of that date.

Name	Option Awards Outstanding as of December 31, 2022 (#)
Stephen A. Berenson	118,000
Willard H. Dere, M.D.	148,000
Richard N. Kender	238,000
Grégory Behar	133,000
Dennis A. Ausiello, M.D.	223,000
Kurt C. Graves	178,000
Meryl S. Zausner	133,000
Paul R. Biondi	118,000

Equity Compensation Plan Information

The following table provides information on our equity compensation plans as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)(1)
Equity compensation plans approved by security holders(2)	16,489,574 (3)	$ 10.03 (4)	3,436,410 (5)
Equity compensation plans not approved by security holders(6)	—	—	2,500,000
Total	16,489,574	$10.03	5,936,410

(1)
Pursuant to the terms of the 2015 Incentive Award Plan (the “2015 Plan”), the number of shares of Common Stock available for issuance under the 2015 Plan automatically increases on each January 1 until and including January 1, 2025, by an amount equal to the lesser of: (a) 4% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board. Pursuant to the terms of the 2015 Employee Stock Purchase Plan (the “2015 ESPP”), the number of shares of Common Stock available for issuance under the 2015 ESPP automatically increases on each January 1 until and including January 1, 2025, by an amount equal to the least of: (a) 400,000 shares, (b) 1% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (c) such smaller number of shares as is determined by our Board.
(2)
Consists of the 2012 Stock Incentive Plan (the “2012 Plan”), the 2015 Plan, and the 2015 ESPP.
(3)
Includes 442,959 outstanding options to purchase stock under the 2012 Plan, 14,497,075 outstanding options to purchase stock under the 2015 Plan, and 1,549,540 restricted stock units under the 2015 Plan.
(4)
As of December 31, 2022, the weighted-average exercise price of outstanding options under the 2012 Plan was $5.45 and the weighted-average exercise price of outstanding options under the 2015 Plan was $10.70. Restricted stock units do not have an exercise price and were not included in calculating weighted average exercise prices.
(5)
As of December 31, 2022, a total of 3,436,410 shares of Common Stock were available for issuance, consisting of 2,469,204 shares available for future issuance under the 2015 ESPP (of which 267,615 shares were issued with respect to the purchase period in effect as of December 31, 2022, which ended March 7, 2023), and 967,206 shares of Common Stock available for future issuance under the 2015 Plan.
(6)
Consists of the 2022 Employment Inducement Award Plan (the “2022 Plan”). As of December 31, 2022, there were no outstanding awards under the 2022 Plan. For a summary of the 2022 Plan, see Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Security Ownership of Certain Beneficial Owners and Management

Common Stock

The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 13, 2023, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 126,648,054 shares of Common Stock outstanding as of April 13, 2023. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 13, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 200 Sidney Street, 4th Floor, Cambridge, MA 02139. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	NUMBER	PERCENTAGE
5% or Greater Stockholders
Entities affiliated with Flagship Pioneering[1]	23,117,045	18.3%
FMR LLC[2]	18,688,761	14.8%
Federated Hermes, Inc.[3]	18,085,938	14.3%
Janus Henderson Group plc[4]	11,248,292	8.9%
Nestlé S.A.[5]	7,594,038	6.0%
BlackRock, Inc.[6]	6,458,974	5.1%
Named Executive Officers and Directors
Eric D. Shaff[7]	2,173,913	1.7%
David Arkowitz[8]	318,488	*
Lisa von Moltke, M.D.[9]	360,312	*
Matthew Henn, Ph.D.[10]	616,369	*
Paula A. Cloghessy[11]	98,545	*
Dennis A. Ausiello, M.D.[12]	188,000	*
Grégory Behar[13]	98,000	*
Stephen A. Berenson[14]	79,089	*
Paul R. Biondi[15]	123,119	*
Willard H. Dere, M.D.[16]	144,746	*
Claire M. Fraser, Ph.D.	—	*
Kurt C. Graves[17]	143,000	*
Richard N. Kender[18]	266,492	*
Meryl S. Zausner[19]	129,746	*
All executive officers and directors as a group (17 persons)[20]	6,171,211	4.9%

* Less than one percent.

1.
Consists of (i) 2,734,994 shares of common stock held by Flagship VentureLabs IV LLC (“VentureLabs IV”); (ii) 4,434,600 shares of common stock held by Flagship Ventures Fund IV, L.P. (“Flagship Fund IV”); (iii) 1,283,282 shares of common stock held by Flagship Ventures Fund IV-Rx, L.P. (“Flagship Fund IV-Rx”); (iv) 2,962,963 shares of common stock held by Flagship Pioneering Fund VI, L.P. (“Flagship Pioneering VI”); (v) 5,875,711 shares of common stock held by Nutritional Health LTP Fund, L.P (“Nutritional LTP”) and (vi) 5,825,495 shares of common stock held by Flagship Pioneering Fund VII, L.P. ("Flagship Fund VII and together with VentureLabs IV, Flagship Fund IV, Flagship Fund IV-Rx, Flagship Pioneering VI, and Nutritional LTP, the “Flagship Funds”). Flagship Fund IV is a member of VentureLabs IV and also serves as its manager. The general partner of Flagship Fund IV and Flagship Fund IV-Rx is Flagship Ventures Fund IV General Partner LLC (“Flagship Fund IV GP”). The general partner of Flagship Pioneering VI is Flagship Pioneering Fund VI General Partner LLC (“Flagship Fund VI GP”). The general partner of Nutritional LTP is Nutritional Health LTP Fund General Partner LLC (“Nutritional LTP GP”). The general partner of Flagship Fund VII is Flagship Pioneering Fund VII General Partner LLC ("Flagship Fund VII GP"). The manager of Flagship Fund VII GP, Flagship Fund VI GP and Nutritional LTP GP is Flagship Pioneering, Inc. (“Flagship Pioneering”). Noubar B. Afeyan, Ph.D. is the sole manager of Flagship Fund IV GP and sole director and shareholder of Flagship Pioneering and may be deemed to possess voting, dispositive and investment control over all shares held by the Flagship Funds. The mailing address of the Flagship Funds is 55 Cambridge Parkway, Suite 800E, Cambridge Massachusetts 02142.
2.
Based solely on a Schedule 13G/A filed on February 9, 2023 by FMR LLC and Abigail P. Johnson. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. According to the cover page of the Schedule 13G/A, (i) FMR LLC has sole voting power over 18,688,608 shares of Common Stock and sole dispositive power over 18,688,761 shares of Common Stock and (ii) Abigail P. Johnson has sole dispositive power over 18,688,761 shares of Common Stock. In addition, the Schedule 13G/A reports that The interest of Fidelity Growth Company Commingled Pool, in the shares of Common Stock, amounted to 7,616,314 shares of Common Stock. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
3.
Based solely on a Schedule 13G/A filed on February 1, 2023 by Federated Hermes, Inc. (“Federated Hermes”), Thomas R. Donahue and J. Christopher Donahue. Federated Hermes is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of Common Stock. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated Hermes. All of the Federated Hermes’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). According to the cover page of the Schedule 13G/A, Federated Hermes and the Trustees each report sole voting power over 18,085,938 shares of Common Stock and sole dispositive power over 18,085,938 shares of Common Stock. The Trustees have collective voting control that they exercise over Federated Hermes. Federated Hermes, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the shares of Common Stock. The address of each of the foregoing is 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.
4.
Based solely on a Schedule 13G/A filed on February 10, 2023 by Janus Henderson Group plc (“Janus Henderson”) reporting shared voting power with respect to 11,248,292 shares of Common Stock and shared dispositive power with respect to 11,248,292 shares of Common Stock. Janus Henderson has a 100% ownership stake in Janus Henderson Investors U.S. LLC ("JHIUS"), Janus Henderson Investors UK Limited ("JHIUKL") and Janus Henderson Investors Australia Institutional Funds Management Limited ("JHIAIFML"), (each an "Asset Manager" and collectively as the "Asset Managers"). Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishing investment advice to various fund, individual and/or institutional clients (collectively referred to herein as “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JHIUS may be deemed to be the beneficial owner of 11,234,826 shares held by such Managed Portfolios. However, JHIUS does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The address of Janus Henderson is 201 Bishopsgate, EC2M 3AE, United Kingdom.
5.
Based solely on a Schedule 13D/A filed on July 22, 2022 by Nestlé S.A. (“Nestlé”) and Société des Produits Nestlé S.A. (“SPN”). The ultimate parent company of SPN is Nestlé, a publicly traded company. The Schedule 13D/A reported that as of July 18, 2022, (i) Nestlé had shared voting and dispositive power with respect to 7,594,038 shares and (ii) SPN had shared voting and dispositive power with respect to 7,496,038 shares. Additionally, Nestlé S.A is the beneficial owner of all options held by Mr. Behar (see Footnote 13). The address for Nestlé and SPN is Avenue Nestlé 55, 1800, Vevey Switzerland.
6.
Based solely on a Schedule 13G filed on February 3, 2023 by BlackRock, Inc. (“Blackrock”), on behalf of itself and its wholly owned subsidiaries, Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd. BlackRock reported that as of December 31, 2022, it had sole voting power with respect to 6,233,587 shares of Common Stock and sole dispositive power with respect to all 6,458,974 shares, and that the shares are beneficially owned by BlackRock and its wholly owned subsidiaries identified above. The address of each of the foregoing is 55 East 52nd Street, New York, NY 10055.
7.
Includes (a) 96,334 shares of Common Stock held by Mr. Shaff and (b) 2,077,579 shares of Common Stock which Mr. Shaff has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 13, 2023.
8.
Includes (a) 124,113 shares of Common Stock held by Mr. Arkowitz and (b) 194,375 shares of Common Stock which Mr. Arkowitz has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 13, 2023.
9.
Includes 360,312 shares of Common Stock which Dr. von Moltke has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 13, 2023.
10.
Includes (a) 47,619 shares of Common Stock held by Dr. Henn and (b) 568,750 shares of Common Stock which Dr. Henn has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 13, 2023.
11.
Includes (a) 39,170 shares of Common Stock held by Ms. Cloghessy and (b) 59,375 shares of Common Stock which Ms. Cloghessy has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 13, 2023.
12.
Includes 188,000 shares of Common Stock which Dr. Ausiello has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 13, 2023.
13.
Includes 98,000 shares of Common Stock which Mr. Behar has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 13, 2023.
14.
Includes (a) 3,589 shares of Common Stock held by Mr. Berenson and (b) 75,500 shares of Common Stock which Mr. Berenson has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 13, 2023.
15.
Includes (a) 47,619 shares of Common Stock held by Mr. Biondi and (b) 75,500 shares of Common Stock which Mr. Berenson has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 13, 2023.
16.
Includes (a) 31,746 shares of Common Stock held by Dr. Dere and (b) 113,000 shares of Common Stock which Dr. Dere has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 13, 2023.
17.
Includes 143,000 shares of Common Stock which Mr. Graves has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 13, 2023.
18.
Includes (a) 63,492 shares of Common Stock held by Mr. Kender and (b) 203,000 shares of Common Stock which Mr. Kender has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 13, 2023.
19.
Includes (a) 31,746 shares of Common Stock held by Ms. Zausner and (b) 98,000 shares of Common Stock which Ms. Zausner has the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 13, 2023.
20.
Consists of (a) 636,708 shares of Common Stock and (b) 5,534,503 shares of Common Stock which the holders have the right to acquire pursuant to outstanding stock options which are or will be immediately exercisable within 60 days of April 13, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on the Company’s review of the reports that have been filed by or on behalf of such person in this regard, we believe that all such persons complied with on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 31, 2022, except for one Form 4 reporting one transaction for David Arkowitz that was inadvertently filed late.

Certain Relationships

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Our finance team is primarily responsible for developing and implementing procedures to obtain information regarding potential related person transactions and for determining whether a related person transaction requiring compliance with our policy exists. Our Chief Executive Officer then presents the related person transaction to our Audit Committee. In reviewing and approving any such transaction, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, the extent of the related person’s interest in the transaction and the conflicts of interest and corporate opportunity provisions under our Code of Business Conduct and Ethics. No director may participate in approval of a related person transaction in which he or she is a related person. Our Audit Committee may also ratify related person transactions that were entered into by management because pre-approval was not feasible and transactions that were not initially recognized as related person transactions. If these transactions are not ratified, our management must make all reasonable efforts to cancel or annul such transactions. Our management must update our Audit Committee on material changes to any approved or ratified related person transaction and provide an annual status report on all then-current related person transactions.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2022.

Transactions with Related Parties

In January 2016 we entered into the Collaboration and License Agreement (the “2016 License Agreement”) with Nestec Ltd., which was succeeded in interest by Société des Produits Nestlé S.A. (together with NHSc Pharma Partners, which was succeeded in interest by NHSc Rx License GmbH, “Nestlé”), an affiliate of Nestlé S.A., which holds approximately 6% of our Common Stock as of April 13, 2023, for the development and commercialization of certain of our product candidates in development for the treatment and management of Clostridium difficile infection (“CDI”) and inflammatory bowel disease (“IBD”), including ulcerative colitis and Crohn’s disease. The 2016 License Agreement supports the development of our portfolio of products for CDI and IBD in markets outside of the United States and Canada (the “2016 Licensed Territory”).

Under the 2016 License Agreement, we granted to Nestlé an exclusive, royalty-bearing license to develop and commercialize in the 2016 Licensed Territory certain products based on our microbiome technology that are being developed for the treatment of CDI and IBD, including SER-109, SER-262, SER-287 and SER-301 (collectively, the “2016 Collaboration Products”). The 2016 License Agreement sets forth our and Nestlé’s respective obligations for development, commercialization, regulatory and manufacturing and supply activities for the 2016 Collaboration Products with respect to the licensed fields and the 2016 Licensed Territory.

Under the 2016 License Agreement, Nestlé paid us an upfront cash payment of $120.0 million in February 2016 and has agreed to pay us tiered royalties, at percentages ranging from the high single digits to high teens, of net sales of 2016 Collaboration Products in the 2016 Licensed Territory. Additionally, Nestlé has agreed to pay us up to $660.0 million for the achievement of certain development and regulatory milestones and up to an aggregate of $1.125 billion for the achievement of certain commercial milestones related to the sales of 2016 Collaboration Products. We received a $10.0 million milestone payment in 2016 associated with the initiation of our Phase 1b study for SER-262 in CDI and a $20.0 million milestone payment in 2017 associated with the initiation of our Phase 3 study of SER-109 in multiply recurrent CDI.

In November 2018, we executed the letter agreement with Nestlé (the “Letter Agreement”), modifying certain terms of the 2016 License Agreement. Under the Letter Agreement, Nestlé agreed to accelerate the payment of the $20.0 million Phase 3 commencement milestone to be payable upon the commencement of the Phase 2b study for SER-287. Further, based on the results of the Phase 2b study, the Letter Agreement modifies certain terms and conditions related to the extent and timing of expense reimbursement associated with the ongoing SER-287 clinical trials. The Phase 2b study was initiated and the $40.0 million of milestone payments were received in December 2018. We also received a $10.0 million milestone payment in 2020 associated with the initiation of our Phase 1b study for SER-301. To date, we have received $80.0 million in development milestones under the 2016 License Agreement and the Letter Agreement.

The 2016 License Agreement continues in effect until terminated by either us or Nestlé on the following bases: (i) Nestlé may terminate the 2016 License Agreement in the event of serious safety issues related to any of the 2016 Collaboration Products; (ii) we may terminate the 2016 License Agreement if Nestlé challenges the validity or enforceability of any of our licensed patents; and (iii) either we or Nestlé may terminate the 2016 License Agreement in the event of the other party’s uncured material breach or insolvency. Upon termination of the 2016 License Agreement, all licenses granted to Nestlé by us will terminate, and all rights in and to the 2016 Collaboration Products in the 2016 Licensed Territory will revert to us. If we commit a material breach of the 2016 License Agreement, Nestlé may elect not to terminate the 2016 License Agreement but instead apply specified adjustments to its payment obligations and other terms and conditions of the 2016 License Agreement.

In July 2021, we entered into a License Agreement (the “2021 License Agreement”) with NHSc Pharma Partners, which was succeeded in interest by NHSc Rx License GmbH (together with Société des Produits Nestlé S.A., their affiliates and their subsidiaries, "Nestlé"). Pursuant to the 2021 License Agreement, we granted to Nestlé, under certain of our patent rights and know how, a co-exclusive, sublicensable (under certain circumstances) license to develop, commercialize and conduct medical affairs activities for (i) therapeutic products based on our microbiome technology (including our SER-109 product candidate) that are developed by us or on our behalf for the treatment of CDI and recurrent CDI, as well as any other indications pursued for the products upon mutual agreement of the parties (the “2021 Field”), in the United States and Canada (the “2021 Licensed Territory”), and (ii) our SER-109 product candidate and any improvements and modifications thereto developed pursuant to the terms of the 2021 License Agreement (the “2021 Collaboration Products”) for any indications in the 2021 Licensed Territory.

The 2021 License Agreement sets forth the parties’ respective obligations for development, regulatory, commercialization, medical affairs, and manufacturing and supply activities for the 2021 Collaboration Products with respect to the 2021 Field and the 2021 Licensed Territory. Pursuant to the 2021 License Agreement, we are responsible for, and will use commercially reasonable efforts in, conducting development of SER-109 in the 2021 Field in the United States until first regulatory approval for SER-109 is obtained in the 2021 Field in the United States and in accordance with a development and regulatory activity plan, at our cost, subject to certain exceptions specified in the 2021 License Agreement. We are also responsible for all regulatory affairs related to 2021 Collaboration Products in the 2021 Field in the 2021 Licensed Territory, at its cost, except that expenses incurred for regulatory activities approved by a joint steering committee pursuant to a life cycle management plan for 2021 Collaboration Products are shared equally between the parties. We will be solely responsible for manufacturing and supplying 2021 Collaboration Products for development in the 2021 Field in the 2021 Licensed Territory.

Nestlé has the sole right to commercialize the 2021 Collaboration Products in the 2021 Licensed Territory in accordance with a commercialization plan, subject to our right to elect to provide up to a specified percentage of all promotional details for a certain target audience. Each party will use commercially reasonable efforts to commercialize the 2021 Collaboration Products in the 2021 Licensed Territory in accordance with the commercialization plan. Both parties will perform medical affairs activities for 2021 Collaboration Products in the 2021 Licensed Territory in accordance with a medical affairs plan. We will be solely responsible for the manufacturing and supply of 2021 Collaboration Products for commercialization under a supply agreement that will be entered into between the parties. We will be responsible for commercialization and medical affairs activities costs incurred by the parties until first commercial sale of the first 2021 Collaboration Product in the 2021 Licensed Territory and in accordance with a pre-launch plan, up to a specified cap. Following first commercial sale of the first 2021 Collaboration Product, we will be entitled to a royalty in an amount equal to approximately 50% of the commercial profits.

In exchange for the grant of the licenses under the 2021 License Agreement, Nestlé agreed to pay us a non-refundable, non-creditable and non-cancellable upfront payment of $175.0 million, which was received in July 2021. Nestlé also agreed to pay us an additional $125.0 million due upon FDA approval of SER-109, $10.0 million upon Canadian regulatory approval of SER-109, and sales target milestones payments totaling up to $225.0 million.

The 2021 License Agreement continues in effect until all development and commercialization activities for all 2021 Collaboration Products in the 2021 Licensed Territory have permanently ceased. The 2021 License Agreement may be terminated by either party upon sixty days’ written notice for the other party’s material breach that remains uncured during such sixty-day period, or immediately upon written notice for the other party’s insolvency. Nestlé may also terminate the 2021 License Agreement at-will (i) with twelve months’ prior written notice, effective only on or after the third anniversary of first commercial sale of the first 2021 Collaboration Product in the 2021 Licensed Territory, (ii) if first commercial sale of the first 2021 Collaboration Product in the 2021 Licensed Territory has not occurred by the fifth anniversary of the effective date of the 2021 License Agreement, with one hundred eighty days’ prior written notice, which must be provided during a specified period set forth in the 2021 License Agreement, or (iii) if regulatory approval for SER-109 is not granted after submission by us of a filing seeking first regulatory approval as set forth in the development and regulatory activity plan, and the parties fail to agree on further development of SER-109 in accordance with the terms of the 2021 License Agreement, with one hundred eighty days’ prior written notice, which must be provided within a specified period set forth in the 2021 License Agreement. We may also terminate the 2021 License Agreement immediately upon written notice if Nestlé challenges any licensed patent in the 2021 Licensed Territory.

Upon termination of the 2021 License Agreement, all licenses granted to Nestlé by us will terminate. If we commit a material breach of the 2021 License Agreement, Nestlé may elect not to terminate the 2021 License Agreement but instead apply specified adjustments to the payment terms and other terms and conditions of the 2021 License Agreement. The 2021 License Agreement contains customary representations and warranties by the parties, intellectual property provisions including ownership, patent prosecution, enforcement and defense, certain indemnification rights in favor of each party, and customary confidentiality provisions and limitations of liability.

In June 2022, we entered into a securities purchase agreement with Flagship Pioneering Fund VII, L.P. and Nutritional Health LTP Fund, L.P., affiliates of Flagship Pioneering, or Flagship, one of our significant stockholders, for the sale of 8,738,243 shares of our Common Stock at a purchase price of $3.15 per share as part of a registered direct offering, which closed on July 5, 2022. We received proceeds from Flagship of $27.5 million.

In July 2022, we entered into a pledge and utilization agreement with Flagship Pioneering Labs TPC, Inc., an affiliate of Flagship, for an option to lease certain manufacturing space. We paid $833 thousand for this option.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding the employment agreements with our named executive officers, see the section in this proxy statement entitled “Executive and Director Compensation—Employment Agreements.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Compensation and Talent Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2022, Paul R. Biondi, Kurt C. Graves, Richard N. Kender and Meryl S. Zausner served as members of our Compensation and Talent Committee. No member of our Compensation and Talent Committee during the fiscal year ended December 31, 2022 is or has been an officer or employee of our Company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that had an executive officer who served as a director on our Board or as a member of our Compensation and Talent Committee during the fiscal year ended December 31, 2022.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 200 Sidney Street, 4th Floor, Cambridge, MA 02139 in writing not later than December 30, 2023.

Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Stockholders no earlier than the close of business on February 23, 2024 and no later than the close of business on March 24, 2024. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 22, 2024, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the close of business on the 90th day prior to the 2024 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2024 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

Seres’ Annual Report on Form 10-K

A copy of Seres’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 24, 2023 without charge upon written request addressed to:

Seres Therapeutics, Inc.

Attention: Secretary

200 Sidney Street, 4th Floor

Cambridge, MA 02139

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2022 at www.serestherapeutics.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Thomas J. DesRosier, Secretary

Cambridge, Massachusetts

[ ], 2023

Company Logo SCAN TO VIEW MATERIALS & VOTE SERES THERAPEUTICS, INC. 200 SIDNEY STREET CAMBRIDGE, MA 02139 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 21, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MCRB2023You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V14190-P88535 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SERES THERAPEUTICS, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Directors £ £ £ Nominees: 01) Stephen A. Berenson 02) Richard N. Kender 03) Claire M. Fraser, Ph.D. The Board of Directors recommends you vote FOR proposals 2 through 5. For Against Abstain 2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending £ £ £ December 31, 2023. 3. Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. £ £ £ 4. Approval of an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 200,000,000 £ £ £ to 240,000,000. 5. Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual £ £ £ Meeting to approve Proposal 4. NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com V14191-P88535 SERES THERAPEUTICS, INC. Annual Meeting of Stockholders June 22, 2023 8:00 AM EDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Eric D. Shaff and Thomas J. DesRosier, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Seres Therapeutics, Inc. that the undersigned stockholder(s) would be entitled to vote if present at the Annual Meeting of Stockholders to be held live via webcast at www.virtualshareholdermeeting.com/MCRB2023on June 22, 2023 at 8:00 AM EDT, and any adjournment, continuation, or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side